As filed with the Securities and Exchange Commission on September 18, 2018

Registration No. 333-xxxxxx

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CTI Industries Corporation
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	3069 (Primary Standard Industrial Classification Code Number)	36-2848943 (I.R.S. Employer Identification Number)

22160 N. Pepper Road
Lake Barrington, IL 60010
(847) 382-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen M. Merrick
Chief Executive Officer
CTI Industries Corporation
22160 N. Pepper Rd.
Lake Barrington, IL 60010
(847) 382-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott C. Frost, Esq. Jude M. Sullivan, Esq. Howard & Howard Attorneys PLLC 200 South Michigan Avenue, Suite 1100 Chicago, IL 60604 (312) 372-4000	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:     ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Units consisting of shares of Series A Convertible Preferred Stock, no par value, and warrants to purchase shares of common stock, no par value	$10,000,000	$1,245

Non-transferable rights to purchase units (2)	—	—

Series A Convertible Preferred Stock included as part of the units	Included with units above	—

Warrants to purchase shares of common stock included as part of the units (3)	Included with units above	—

Common stock issuable upon conversion of the Series A Convertible Preferred Stock (4)(5)	—	—

Common stock issuable upon exercise of the warrants (5)	$[_______]	$[_______]

Total	$[_______]	$[_______]

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the "Act").

(2)

The rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered upon exercise of such rights.

(3)

Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock of the Registrant issuable upon exercise of the warrants.

(4)

Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the common stock issuable upon conversion of the Series A Convertible Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(5)

In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

              The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 18, 2018

PRELIMINARY PROSPECTUS

Subscription Rights to Purchase Up to _________ Units
Consisting of an Aggregate of Up to _______ Shares of Series A Convertible Preferred
Stock and Warrants to Purchase Up to _______ Shares of Common Stock
at a Subscription Price of $1,000 Per Unit

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase units. Each unit consists of one share of Series A Convertible Preferred Stock and ___ warrants. Each warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this prospectus as the rights offering. In the rights offering, you will receive one subscription right for every share of common stock owned at 5:00 p.m., Eastern Time, on _________, 2018, the record date of the rights offering. The Series A Convertible Preferred Stock and the warrants comprising the units will be separate upon the closing of the rights offering and will be issued separately, however, they may only be purchased as a unit, and the units will not trade as a separate security. The subscription rights will not be tradable.

Each subscription right will entitle you to purchase one unit, at a subscription price of $1,000 per unit, which we refer to as the basic subscription right. Each warrant entitles you to purchase ___ share of common stock at an exercise price of $__ per share from the date of issuance through its expiration five (5) years after the date of issuance. If you fully exercise your basic subscription right, you may also exercise an over-subscription privilege to purchase additional units that remain unsubscribed to at the expiration of the rights offering, subject to the availability and pro rata allocation of units among stockholders exercising this over-subscription privilege. If all the rights are exercised, the total purchase price of the units offered in the rights offering will be approximately $___ million.

The number of units you may purchase in the rights offering is limited by the number of shares of our common stock you held on the record date and by the extent to which the offering is oversubscribed due to other shareholders exercise of their basic subscription rights and/or over-subscription privileges, which we cannot determine prior to the completion of the rights offering. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on __________, 2018, unless we extend the rights offering period. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended by our Board of Directors.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the rights offering. The rights offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the rights offering.

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market or on the NASDAQ Capital Market. Our Board of Directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We have engaged Maxim Group LLC to act as dealer-manager for this offering.

We are conducting this offering to raise capital that we intend to use for repayment of certain outstanding indebtedness, for capital expenditures, for working capital and general corporate purposes (See “Use of Proceeds”).

Broadridge Corporate Issuer Solutions, Inc. will serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete, abandon or terminate the rights offering. If you want to participate in this rights offering and you are the record holder of your shares of common stock, we recommend that you submit your subscription documents to the subscription agent well before the deadline of the rights offering period. If you want to participate in this rights offering and you hold shares through your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your nominee.

Our Board of Directors reserves the right to terminate the rights offering for any reason any time before the closing of the rights offering. If we terminate the rights offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the rights offering to expire on or about ______, 2018, subject to our right to extend the rights offering as described above, and that we would close on subscriptions within five business days.

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol "CTIB". On September [●], 2018, the last reported sale price per share of our common stock on the NASDAQ Capital Market was $[____]. We do not currently intend to apply for listing of the Series A Convertible Preferred Stock or warrants on any securities exchange or recognized trading system.

Our principal executive offices are located at 22160 N. Pepper Rd., Lake Barrington, IL 60010. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to the “Company, “CTI,” “we,” “us,” “our” and similar references refer, collectively, to CTI Industries Corporation, its Mexico subsidiary (Flexo Universal, S. de R.L de C.V.), its United Kingdom subsidiary (CTI Balloons Limited), its German subsidiary (CTI Europe GmbH) and CTI Supply, Inc.

	Per Unit	Total (2)

Subscription price	$1,000	$________

Dealer-manager fees and expenses (1)	$_______	$________

Proceeds to us, after fees and before expenses	$_____	$________

(1) In connection with the rights offering, we have agreed to pay Maxim Group LLC as the dealer-manager a cash fee equal to 7.0% of the gross proceeds received by us directly from exercises of the subscription rights. We have also advanced the dealer-manager $35,000 and agreed to reimburse the dealer-manager for its expenses up to a maximum of $90,000. Please see "Plan of Distribution."

(2) Assumes the rights offering is fully subscribed, but excludes proceeds from the exercise of warrants included in the units.

You should read this prospectus, the documents incorporated by reference, any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this Prospectus entitled “Where You Can Find Additional Information.” These documents contain important information which you should consider when making your investment decision.

We are only responsible for the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The information in this prospectus, in any prospectus supplement or in any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share is based on information from our own management estimates and research, as well as from industry and general publications and research conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. Those and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward Looking Statements”.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page [24] of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this prospectus is ____________, 2018

Neither we, nor the dealer-manager, has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the dealer-manager is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

For investors outside the United States: Neither we nor the dealer-manager has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of CTI Industries Corporation. See "Where You Can Find Additional Information" on page [55] for more information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, in addition to historical information, certain forward-looking statements. within the meaning of Section 27A of the Securities Act or 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should," "could," or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have incorporated by reference or filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading "Risk Factors" and in our Report on Form 10-K for the period ended December 31, 2017, under the heading "Business," as updated in our Quarterly Report(s) on Form 10-Q.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled "Risk Factors" and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to "we," "our," "us," "CTI" or the "Company" in this prospectus mean CTI Industries Corporation on a consolidated basis with its wholly-owned subsidiary, as applicable.

 Our Company

We have been engaged in the business of developing flexible film products for over 40 years and have grown to become a leading global provider of innovative consumer and commercial products which employ this technology. We are a leading designer, developer and producer of plastic, foil and latex balloons that we market and sell throughout the United States and in more than 30 countries worldwide. We have developed, produced and marketed consumer vacuum sealing systems for the home and we produce printed and laminated films for commercial packaging applications.

Our principal lines of products include:

●	Novelty Products consisting principally of foil and latex balloons and other consumer products.
●

Vacuum Sealing Containers and Sealing Devices for home and consumer use to vacuum seal, store and preserve food and personal items. These products are sold under the Ziploc® brand name, under license agreement and the Clever Fresh™ brand.

●	Flexible Films for food and other commercial and packaging applications.

In addition to these principal product lines we engage in (i) the assembly and sale of Candy Blossoms (small gift bouquets of arranged candy items often including ribbons and/or a small foil balloon), (ii) the distribution in Mexico of party goods products, and (iii) the sale and distribution of home containers and organizing products (some of which we produce) to and through a related entity which distributes these products through a network of independent distributors.

We leverage our creative and technological expertise to design and develop proprietary products and introduce those new products each year. We have acquired significant technology and know-how since commencing operations. We currently hold several patents, related to flexible film products including specific films, zipper closures, valves and other features of these products.

Our principal production processes include:

●	Coating and laminating rolls of flexible film. Generally, we adhere polyethylene film to another film such as nylon or polyester.
●	Printing film and latex balloons. We print both plastic and latex films, with a variety of graphics, for use as packaging film or for balloons.
●	Converting printed film to balloons.
●	Converting film to flexible containers.
●	Producing latex balloons and other latex novelty items.
●	Assembling and inflating of novelty products and balloons and Candy Blossoms.

In 1978, we began manufacturing metalized balloons (often referred to as "foil" balloons), which are balloons made of a base material (usually nylon or polyester) often having vacuum deposited aluminum and polyethylene coatings. These balloons remain buoyant when filled with helium for much longer periods than latex balloons and permit the printing of graphic designs on the surface.

In 1985, we began marketing latex balloons and, in 1988, we began manufacturing latex balloons.

In 1999, we acquired extrusion coating and laminating machines and began production of coated, laminated and printed films, which we have produced since that time. These flexible films are used in the coating, laminating, and printing of flexible films for our container and novelty products and sold to other companies that use them in the production of flexible containers for the storage of liquids, food products, household goods, and other items. In 2012, we commenced the distribution of home container and organizing products, some of which we produce, to and through a related entity that distributes those products through a network of independent distributors in the United States.

In 2014, we began assembling and producing Candy Blossoms which include candy inserted into a container, and at times, decorated with air-filled balloons.

In 2015, we commenced the distribution of party goods in Mexico.

We market and sell our foil and latex balloons and related novelty items throughout the United States, Canada and Mexico and in a number of other countries in Latin America and Europe. We supply directly to retail stores and chains and through distributors, who in turn sell to retail stores and chains. Our balloon and novelty products are sold to consumers through a wide variety of retail outlets including general merchandise, discount and drugstore chains, grocery chains, card and gift shops, and party goods stores, as well as through florists and balloon decorators.

Most of our foil balloons contain printed characters, designs and social expression messages, such as “Happy Birthday,” “Get Well” and similar items. For some of our balloon designs, we obtain licenses for well-known characters and print those characters and messages on our balloons.

We produce pouches and rolls of film for use as flexible containers in a variety of applications, including (i) zippered pouches with valves for vacuum sealing of food and household products, and (ii) pouches and rolls of film for use with vacuum sealing machines to vacuum seal, store and protect food and household items. We market and sell flexible containers and rolls of film for consumer storage uses through retail chains and outlets throughout the United States, and we provide flexible containers to others for resale. We market and sell vacuum sealing machines for use with pouches and rolls of film for the vacuum storage of food and household products.

We provide customized laminated films and printed films to customers who utilize the film to produce bags or pouches for the packaging of food, liquids and other items.

In 2017, our revenues from our product lines, as a percent of total revenues were:

●	Novelty Products	69% of revenues
●	Vacuum Sealing Containers and Devices	14% of revenues
●	Flexible Film Products	4% of revenues
●	Other Products	13% of revenues

We are an Illinois corporation with our principal offices and plant at 22160 N. Pepper Road, Lake Barrington, Illinois.

Business Strategy and Developments

Beginning in 2017, we implemented a series of initiatives that we believe have stabilized our operations and created a foundation for improved performance in 2018. These actions are expected to strengthen profitability, enhance efficiencies, improve product quality, catalyze business development, and expand our geographic and product footprints. As a result of these actions, and while acknowledging the existence of certain operational and general industry challenges, for the full year of 2018 we expect higher net sales, lower total operating expenses, and more profitable operations when compared to 2017.

Our business strategy and recent developments related to our business include the following:

●        New Management. Significant management changes occurred on or about December 1, 2017. John Schwan retired as CEO and continued as Chairman of the Board. Mr. Stephen Merrick, then President, assumed the role as CEO. Mr. Jeffrey Hyland joined CTI as President. Messrs. Merrick and Hyland both report directly to the Board of Directors. Mr. Frank Cesario joined as CFO, and Mr. Jeffrey Memenga joined as Plant Manager for our domestic locations. Finally, the Manager of our European operations (based in Germany), Mr. Manfred Jakobi, was promoted to be the Manager over both our European and U.K. operations. New management immediately developed and implemented an extensive 100-Day Action Plans to address immediate needs of the organization.

●        Expense Reductions. In order to improve results, during 2017 and 2018, management has implemented approximately $3.0 million in annualized expense reductions. As part of our ongoing improved profitability and efficiency initiative, additional expense reductions are in process during 2018 that, if appropriate, will be implemented during late 2018 and 2019.

●        Refinancing. During December 2017, we secured new financing from PNC Bank, National Association, and immediately repaid all tranches of our prior credit facility including senior debt, term debt, and mezzanine debt along with the related warrants.

●        Manufacturing Capacity Expansion. In order to meet growing customer demand, during 2018, we installed two new foil balloon converting machines that, operating at full capacity, increases our foil balloon manufacturing volume by approximately 35%. While significantly increasing capacity, these new machines are also an important factor in another workstream, our quality improvement initiative. We plan additional capital investment with the proceeds of this offering to upgrade and maintain our production systems and to add new production capacity.

●        Sales Initiative. We are transforming our business to focus on organic, profitable sales growth. In working with existing and new customers, we have developed a new Sales Pipeline report that represents substantial sales opportunities. In our vernacular, we include items on the Sales Pipeline report as specific opportunities that we are actively pursuing for new business. By definition, opportunities included on the Sales Pipeline report have not been awarded to us and we may not win as new business. The opportunities dramatically range in size and are across all our product lines and geographies. We intend on adding sales people and/or third-party distributors in the future. Our sales initiative is a critical driver of our strategic vision in order to aggressively take market share in the competitive markets that we compete.

●        Continuous Profit Improvement. In 2018, as part of a continuous profit improvement initiative, we are challenging our business model and are in various stages of assessment. We are evaluating what we are manufacturing, where we are manufacturing, how we are manufacturing, and the suppliers we are using. We are also evaluating our strategic alternatives as they relate to investments. In response to the new U.S. tariffs implemented and potentially being implemented by the U.S. government on other countries, we are addressing the pricing of our products with our customers. Our senior management team is committed to continuously improving the Company’s profitability and we have multiple workstreams with the objective to achieve that result.

●        New Products. Given the competitive nature of our industries, we must continue to develop new products to stay at the forefront and provide fresh ideas to our customers. In 2018, we have presented and are presenting several new products to the marketplace. Our Creative Department has developed several new potential foil balloon products. We have also redesigned our Candy Blossom product, and as such, have enjoyed significant growth in that category with also a great deal of interest from potential customers. In our commercial films business, we are continually designing new products based on customer needs.

●        Acquisitions. While there is no guarantee that we would ultimately be successful, we intend actively to pursue acquisitions in 2019. During 2018, we evaluated two potential acquisitions and passed on them due to strategic reasons. Potential acquisition targets would be in our existing product lines of balloons, commercial films, and party goods in order to achieve synergistic benefits from the acquisitions. The targets range in revenue size as compared to the Company from smaller to larger and vary across domestic and international geographies.

Growth Strategy

Our growth strategy entails pursuing organic opportunities with our existing customer base, developing new product lines, pursuing new customers, expanding our geographic presence and pursing strategic acquisitions. We are currently aggressively pursuing existing and new customers in our current markets and product lines. In order to achieve our growth plans, we are implementing the following tactics:

•        Pursue domestic sales opportunities with existing customers. We see growth opportunities by expanding sales to existing domestic customers, which to some degree has been limited in the past by capacity constraints. This year our capital investment in equipment has increased our foil balloon manufacturing capacity by approximately 35% and we are continuing to add capacity. We intend to capitalize on this added capacity to capture more market share from our competitors. We have continued to increase capacity as a result of the demand of our products from our customers as well as capitalizing on other current opportunities across our other product lines that we offer. This growth will require our creative department to continue to create new and exciting balloon products.

•        Develop and introduce new customer and end user-focused products. Given the growth we are experiencing and anticipate to experience with new products such as our small format vacuum sealing machine, U Fill ‘Ems/Fun Fills, balloon shapes, and the redesigned Candy Blossom line, our customers are coming to expect CTI to introduce creative new and redesigned products. We have an active new product and R&D initiative to stay at the forefront of consumer trends.

•        Pursue new customers. We are actively pursuing multiple new customer opportunities. Historically, with our limited foil balloon manufacturing capacity, we were unable to pursue all new customer opportunities. With our increased balloon capacity, we are now aggressively approaching new customers or customers that we previously were unable to fully service. We believe we will grow our customer base which will enable us to capture new market share as a result of this new manufacturing capacity. In regards to our commercial films product line, we have a substantial opportunity to better utilize our existing equipment. Currently, our commercial films equipment is only utilized approximately 14%, whereas the equipment is designed to run continuously. We have active sales strategies and opportunities for both tolling and end-user applications to fill the available machine time.

•        Expand our geographic presence. We have several current and potential international customers with whom we have opportunities to expand our relationship. Our international sales teams are establishing relationships and developing new relationships to grow their business. In certain situations, we are pursuing sales opportunities by utilizing a partnership with a separate party goods manufacturer that allows CTI to sell more products to our existing buyers and to become a one-stop-shop for party and balloon products. In other situations, we are opening doors utilizing our existing product line with customers that not are offering our products in their merchandising strategy.

•        Pursue strategic acquisitions. We believe there are significant synergistic opportunities to acquire companies that operate in our existing product lines. Acquisitions in the commercial films industry would allow greater inroads into that growth segment and better utilize our equipment while reducing our current customer concentration and seasonality. Additionally, we believe we will be able to rationalize significant cost savings from potential acquisition targets as a result of our fully integrated operating and manufacturing platform. Acquisitions in balloons and party goods would provide the framework for a greater breadth of product offering, geographic footprint, and manufacturing expertise and capacity. We also believe that acquisitions in non-core vertical segments will allow us to better monetize our customer relationships.

Products

Foil Balloons. We have designed, produced and sold foil balloons since 1979 and, we believe we are the second largest manufacturer of foil balloons in the United States. Currently, we produce several hundred foil balloon designs in different shapes and sizes.

In addition to size and shape, a principal element of the Company's foil balloon products is the printed design or message contained on the balloon. These designs may include figures and licensed characters many of which are well known. We recognize that consumer trends and preferences, and competing products, are constantly changing. In order to compete effectively in this product line, we must constantly innovate and develop new designs, shapes and products.

Latex Balloons. Through our subsidiary in Guadalajara, Mexico, Flexo Universal, S. de R.L. de C.V. (“Flexo Universal”), we manufacture latex balloons in a wide variety of sizes and colors. Many of these balloons are marketed under the name Partyloons® and other balloons are also marketed on a private label basis. We also manufacture toy balloon products including punch balls, water bombs and “Animal Twisties.”

Vacuum Sealing Pouches and Systems. We produce, market, and sell consumer vacuum storage pouches and systems for the vacuum storage of food and other household items. We produce (i) vacuum sealable bags and rolls of film for use with vacuum sealing devices for household storage, and (ii) valved, resealable bags also for vacuum storage uses. Our valved, resealable bags function with a small hand or battery-powered pump to evacuate air from the bag when it is sealed. Since 2012, we have produced and marketed vacuum sealable bags and rolls of film under the Ziploc® brand. We also market vacuum sealing machines, produced for us, under the Ziploc® Brand Vacuum Sealer System. We have produced and marketed a line of valved, resealable bags under our ZipVac™ line and a line of valved, resealable bags, including a line of vacuum sealing canisters sold under the brand Clever Fresh™ by our affiliate, Clever Container Company.

Packaging Films and Custom Film Products. A large and increasing number of both consumer and commercial products are packaged in pouches or containers utilizing flexible films. Often such containers include printed labels and designs. We produce and sell films that may be utilized for the packaging of a wide variety of products and liquids. We laminate, extrusion coat, and adhesive coat flexible films for these purposes and we provide flexographic printing for the films we produce. We can produce a variety of customized film products, and provide printing services, to meet the specific packaging needs of a wide variety of customers.

Other Products. We distribute, and to some degree produce, home organization and container products for Clever Container Company, an entity in which we have a 28.5% interest and which is consolidated with our company as a variable interest entity. Clever Container engages in the direct sale of such products through a network of independent distributors. In 2014, we began assembly and sale of our Candy Blossom product line. In 2015, we began to distribute party goods in Mexico.

Markets

Foil Balloons

The foil balloon came into existence in the late 1970s. During the 1980s, the market for foil balloons grew rapidly. Initially, the product was sold principally to individual vendors, small retail outlets and at fairs, amusement parks, shopping centers and other outdoor facilities and functions. Foil balloons remain buoyant when filled with helium for extended periods of time and they permit the printing and display of graphics and messages. As a result, the product has significant appeal as a novelty and message item. Foil balloons became part of the "social expression" industry, carrying graphics designs, characters and messages like greeting cards. In the mid-1980s, we and other participants in the market began licensing character and cartoon images for printing on the balloons and directed marketing of the balloons to retail outlets including grocery, general merchandise, discount and drug store chains, card and gift shops, party goods stores as well as florists and balloon decorators. These outlets now represent the principal means for the sale of foil balloons throughout the United States and in a number of other countries, although individual “vendors” remain a means of distribution in a number of areas.

Foil balloons are now sold in virtually every region of the world. The United States, however, remains the largest market for these products.

Foil balloons are sold in the United States and foreign countries directly by producers to retail outlets and through distributors and wholesalers. Often the sale of foil balloons by the wholesalers/distributors is accompanied by related products including latex balloons, floral supplies, candy containers, mugs, plush toys, baskets and a variety of party goods.

Latex Balloons

For a number of years, latex balloons and related novelty/toy latex items have been marketed and sold throughout the United States and in many other countries. Latex balloons are sold as novelty/toy items, for decorative purposes, as part of floral designs and as party goods and favors. In addition to standard size and shape balloons, inflatable latex items include punch balls, water bombs, balloons to be twisted into shapes, and other specialty designs. Often, latex balloons include printed messages or designs.

Latex balloons are sold principally in retail outlets, including party goods stores, general merchandise stores, discount chains, gift stores and drugstore chains. Latex balloons are also purchased by balloon decorators and floral outlets for use in decorative or floral designs. Printed latex balloons are sold both in retail outlets and for balloon decoration purposes including floral designs. Latex balloons are sold both through distributors and directly to retail outlets by the producers.

Flexible Containers/Pouches

The market for flexible containers and pouches is large and diverse. Many companies engaged in the production of food items package their products in flexible containers or pouches, and, therefore, represent a market for these containers.

Flexible containers and pouches are sold and utilized in the consumer market in numerous forms. They include simple open-top plastic bags, resealable bags and zippered bags. The market also includes containers and pouches of special design or purpose, including vacuumable bags for storage of food or household items or commercial uses.

We participate in a segment of the market for vacuum sealing and storage of food and household items. These products generally are sold in retail chain stores, and to some degree, in grocery stores, and, recently, in a direct sales channel. The product lines sold include (i) zippered, resealable bags, incorporating a valve through which air can be evacuated by a hand pump or other device, (ii) pouches or rolls of film which can be sealed by vacuum sealing devices and (iii) vacuum sealing devices.

Printed and Specialty Films

The industry and market for printed and specialty films are fragmented and include many participants. There are hundreds of manufacturers of printed and specialty film products in the United States and in other markets. In many cases, companies who provide food and other products in film packages also produce or process the films used for their packages. The market for the Company's film products consists principally of companies who utilize the films for the packaging of their products, including food products and other items, usually by converting the film to a flexible container.

Marketing, Sales and Distribution

Balloon Products

We often work in collaboration with our customers on designs, promotions, and other elements of marketing and selling. Our customers are typically retailers who sell our products to ultimate customers. We do not have long term contracts or commitments with our balloon customers. Maintaining sales to our customers is dependent on our ability to develop and produce competitive marketable products of good quality and to perform to our customers’ expectations.

We market and sell our foil balloon, latex balloon and related novelty products throughout the United States and in a number of other countries. We maintain marketing, sales and support staff and a customer service department in the United States. Sales in the United Kingdom are conducted by CTI Balloons Ltd. (“CTI Balloons”), the Company's subsidiary located in Rugby, England. Sales in Europe are conducted by CTI Europe GmbH (“CTI Europe”), the Company’s subsidiary located in Heusenstamm, Germany. Flexo Universal, our subsidiary in Mexico, conducts sales and marketing activities for the sale of balloon products in Mexico, Latin America, and certain other markets. Sales in other foreign countries are made generally to distributors in those countries and are managed at the Company's principal offices.

We sell and distribute our balloon products (i) by our employed staff of sales and customer service personnel in the United States, Mexico, the UK and Germany, (ii) through a network of distributors and wholesalers in the United States, Mexico, the UK and Europe, (iii) through several groups of independent sales representatives, and (iv) to retail chains. Our balloon products are generally sold through retail outlets including grocery, general merchandise and drug store chains, card and gift shops and party goods stores, as well as florists and balloon decorators.

We engage in a variety of advertising and promotional activities to promote the sale of our balloon products. We produce a complete catalog of our balloon products, and also prepare various flyers and brochures for special or seasonal products which we disseminate to thousands of customers, potential customers and others. We participate in several trade shows for the gift, novelty, balloon and other industries and advertise in several trade and other publications. We maintain websites which show images of our products.

Flexible Containers/Pouches

We market several lines of flexible containers or pouches for household use to vacuum seal, store and preserve food and other household items.

We developed and, for several years, we have produced and sold a line of pouches and rolls of film for use with vacuum sealing machines to vacuum seal food and household items. Initially, we marketed these products through various retail channels under our brand or on a private label basis. On December 14, 2011, the Company entered into a Trademark License Agreement with SC Johnson under which the Company is licensed to manufacture and sell a line of vacuum sealing machines and pouches under the Ziploc® Brand Vacuum Sealer System. The agreement was initially for a three-year term expiring on December 31, 2014 and was extended to December 31, 2017 and then to December 31, 2019. The licensed product line includes vacuum sealing machines manufactured for the Company and pouches and rolls manufactured by the Company for use in the home to vacuum seal food items to preserve freshness and help prevent freezer burn.

During 2007, we introduced a line of re-sealable pouches incorporating a valve permitting the evacuation of air from the sealed pouch by use of a hand pump supplied with the pouches. This line of products has been marketed under the brand name ZipVac®. We now produce a line of resealable pouches under the brand Clever Fresh™ which we provide to our affiliate Clever Container Company for sale and distribution to its network of independent distributors.

Printed and Specialty Films

We market and sell printed and laminated films directly and through independent sales representatives throughout the United States. We sell laminated and printed films to companies that utilize these films to produce packaging for a variety of products, including food products, in both solid and liquid form, such as cola syrup, coffee, juices and other items. We seek to identify and maintain customer relationships in which we provide added value in the form of technology or systems.

Other Products

Other products are sold through both our internal sales force directly to customers and through independent sales representatives. These products are generally sold to retailers throughout the world.

Production and Operations

We conduct our operations at our facilities including: (i) our 68,000 square feet facility in Lake Barrington, Illinois, incorporating our headquarters office, production and warehouse space, (ii) our 118,000 square foot facility in Lake Zurich, Illinois consisting of warehouse, packaging and office space, (iii) a 73,000 square foot facility in Guadalajara, Mexico, consisting of office, warehouse and production space, (iv) a 9,000 square foot facility in Rugby, England consisting of office and warehouse/assembly space, and (v) a 13,000 square foot facility in Heusenstamm, Germany (near Frankfurt), consisting of office and warehouse/assembly space.

Our production operations include (i) lamination and extrusion coating of films, (ii) slitting of film rolls, (iii) printing on film and on latex balloons, (iv) converting film to completed products including balloons, flexible containers and pouches, (v) producing latex balloon products, (vi) inflating of air-filled balloons, and (vii) assembling Candy Blossoms. We perform all of the lamination, extrusion coating and slitting activities in our Lake Barrington, Illinois plant and produce all of our latex balloon products at our Guadalajara, Mexico plant. We print on films in Lake Barrington, Illinois and we print on latex balloons in Guadalajara, Mexico. We complete air-filling and assembly of balloons in all our facilities except Lake Barrington, Illinois. We assemble Candy Blossoms in our Lake Zurich, Illinois facility.

We warehouse raw materials at our plants in Lake Barrington, Illinois and Guadalajara, Mexico and we warehouse finished goods at all of our facilities. We maintain customer service and fulfillment operations at each of our warehouse locations. We conduct sales operations for the United States and for all other markets, except those handled by our Mexico, Germany and England facilities, at the Lake Barrington, Illinois facility. Sales for Mexico and Latin America are handled at our Guadalajara, Mexico facility; sales for the United Kingdom are handled at our Rugby, England facility; sales for Europe are conducted from our facilities in Heusenstamm, Germany. In addition to warehouse and sales activities at these locations, we engage in some assembly, balloon inflation and related activities.

We maintain a graphic arts and development department at our Lake Barrington, Illinois facility which designs our balloon products and graphics. Our creative department operates a networked, computerized graphic arts system for the production of these designs and of printed materials including catalogues, advertisements and other promotional materials. As many of our products are custom designed or created to fulfill promotional schedules, we sometimes have excess inventory that must be sold at a discount or otherwise disposed of. Any such disposition will typically negatively impact our profit margin.

We conduct administrative and accounting functions at our headquarters in Lake Barrington, Illinois and at our other facilities.

Patents, Trademarks, Copyrights and Trade Secrets

Patent Rights. We hold 9 issued patents in the United States and 7 corresponding issued patents in foreign countries, and have one patent application pending in the United States. Of these, one U.S. patent expires during 2018, while the other patents are not scheduled to expire until various times during the 2020s. These include (i) patents related to the design and structure of, and method of, inserting and affixing, zipper-closure systems in a bag, (ii) patents related to one-way valves for pouches, (iii) a patent related to methods of embossing film and utilizing such film to produce pouches with fitments, (iv) a patent related to vacuumable storage bags with fitments, and (vi) a patent application related to vacuum sealing equipment.

Proprietary Designs and Copyright Licenses. We design the shapes and graphic designs of most of our foil balloon products and maintain thousands of proprietary designs. We also maintain licenses on certain characters and designs for our balloon products.

Trademarks. We own six registered trademarks in the United States relating to our balloon products. Our trademark CTI is also registered in the United Kingdom.

Trade Secrets. We develop, use and maintain confidential information and trade secrets relating to materials, sources, methods of production, formulas, and other information related to our operations. We protect such information by the use of confidentiality agreements with our employees and those with whom we do business.

While these intellectual property rights are helpful, the degree of protection they afford is uncertain. Competitors may violate our intellectual property rights, forcing us to decide whether to challenge them. Such rights may or may not withstand challenge. Conversely, entities may charge us with violating their intellectual property rights. Failure to protect our rights, or conflict with the rights of one or more other entities, may negatively impact our financial and competitive position.

Research and Development

We maintain a product development and research group for the development or identification of new products, product designs, product components and sources of supply. Research and development includes (i) creative product development and design, (ii) creative marketing, and (iii) engineering development. During each of the fiscal years ended December 31, 2017 and 2016, we estimate that the total amount spent on research and development activities was approximately $344,000 and $496,000, respectively.

Corporate Information

        We were incorporated in Illinois on August 15, 2001. Our principal executive offices are located at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. Our telephone number is (847) 382-1000 and our website address is www.CTIIndustries.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

SUMMARY OF THE RIGHTS OFFERING

Securities to be Offered:

We are distributing to you, at no charge, one non-transferable subscription right to purchase one unit for every share of our common stock that you owned as of the record date. Each unit consists of one share of Series A Convertible Preferred Stock and __ warrants to purchase __ shares of our common stock at the price of $____.

Size of Offering:	______ units.

Subscription Price:	$1,000 per unit.

Series A Convertible Preferred Stock:

Each share of Series A Convertible Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the closing of the rights offering, subject to certain conditions, or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $_____ stated value per share of the Series A Convertible Preferred Stock by a conversion price of $___ per share, subject to adjustment. The Series A Convertible Preferred Stock has certain conversion rights, dividend rights and liquidation preferences. The Series A Convertible Preferred Stock is non-voting.

Warrants:

Each warrant entitles the holder to purchase ___ share of common stock at an exercise price of $__ per share, subject to adjustment, through its expiration five (5) years from the date of issuance. The warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the warrants is not in effect, on a cashless basis. We may redeem the warrants for $0.01 per warrant if our common stock closes above $____ per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of closing of the rights offering, and only upon not less than 30 days' prior written notice of redemption.

Record Date:	5:00 p.m., Eastern Time, on _________, 2018.

Basic Subscription Rights:	Each subscription right entitles you to purchase one unit at the subscription price.

Over-Subscription Privilege:

If you exercise your basic subscription rights in full, you may also choose to purchase a portion of the units that are not purchased by our other holders through the exercise of their basic subscription rights, subject to proration and stock ownership limitations described elsewhere in this prospectus.

Expiration Date:	5:00 p.m., Eastern Time, on __________, 2018.

Procedure for Exercising Subscription Rights:	To exercise your subscription rights, you must take the following steps:

If you are a record holder of our common stock as of the record date, you must deliver payment and a properly completed rights certificate to the subscription agent to be received before 5:00 p.m., Eastern Time, on _______, 2018. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on _________, 2018.

Delivery of Shares and Warrants:

As soon as practicable after the expiration of the rights offering, and within five business days thereof, we expect to close on subscriptions and for the subscription agent to arrange for the issuance of the shares of Series A Convertible Preferred Stock and warrants purchased pursuant to the rights offering. All shares and warrants that are purchased in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

Non-Transferability of Subscription Rights:	Subscription rights may not be sold, transferred, assigned or given away under any circumstances, and will not be listed for trading on any stock exchange or market.

Transferability of Warrants:	The warrants will be separately transferable following their issuance and through their expiration 5 years from the date of issuance.

No Board Recommendation:

Our Board of Directors (the "Board") is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation:	All exercises of subscription rights are irrevocable.

Use of Proceeds:

Assuming the exercise of subscription rights to purchase all ______ units offered in the rights offering, after deducting dealer-manager fees and other fees and expenses, but excluding any proceeds received upon exercise of any warrants, we estimate the net proceeds from the rights offering will be approximately $____ million. We intend to use the net proceeds for reduction of indebtedness, working capital, capital expenditures and general corporate purposes, including investing in or acquiring companies or technologies that are synergistic with or complementary to our company and technologies. See "Use of Proceeds."

Material U.S. Federal Income Tax Consequences:

For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences of the rights offering in light of your particular circumstances. See " Material U.S. Federal Income Tax Consequences."

Extension and Termination:

We may extend the rights offering for additional time in our sole discretion, although we do not presently intend to do so. Our Board may also terminate the rights offering for any reason prior to its completion.

Subscription Agent Questions:	If you have any questions about the rights offering, please contact the subscription agent.

Subscription Agent:	Broadridge Corporate Issuer Solutions, Inc.

Market for Common Stock:	Our common stock is listed on the NASDAQ Capital Market under the symbol "CTIB."

Market for Preferred Stock:

There is no established public trading market for the Series A Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Series A Convertible Preferred Stock on any securities exchange or recognized trading system.

Market for Warrants:

There is no established trading market for the warrants, the warrants may not be widely distributed and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the warrants on any securities exchange or recognized trading system.

Dealer-Manager:	Maxim Group LLC

CTI Industries Corporation and Subsidiaries Condensed Consolidated Statements of Comprehensive Income

	unaudited For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2018	2017	2017	2016
Net Sales	$29,963,903	$28,171,335	$56,236,560	$64,268,367
Cost of Sales	$23,299,990	$21,436,477	$42,481,710	$47,149,360
Gross profit	$6,663,913	$6,734,858	$13,754,850	$17,119,007
Operating expenses:
General and administrative	$3,564,536	$3,767,871	$7,657,338	$7,378,296
Selling	$1,817,333	$1,909,294	$3,638,241	$4,748,061
Advertising and marketing	$628,489	$1,093,781	$1,971,420	$2,189,620
Other operating expense (income)	$(47,413)	$(93,117)	$(141,910)	$(36,745)
Total operating expenses	$5,962,945	$6,677,829	$13,125,089	$14,279,232
Income from operations	$700,968	$57,029	$629,761	$2,839,775
Other (expense) income:
Interest expense	$(1,114,840)	$(732,646)	$(1,576,229)	$(1,454,589)
Foreign currency (loss) gain	$11,043	$(80,954)	$(144,855)	$43,263
Other non-operating income (expense), net	$17,783	$23,808	$19,999	$(103,636)
Net (loss) income before taxes	$(385,046)	$(732,763)	$(1,071,324)	$1,324,813
Income tax expense	$(120,202)	$(187,473)	$711,533	$702,877
Net (loss) income	$(264,844)	$(545,290)	$(1,782,857)	$621,936
Less: Net (loss) attributable to noncontrolling interest	$(52,040)	$(77,632)	$(179,754)	$(30,602)
Net (loss) income attributable to CTI Industries Corporation	$(212,804)	$(467,658)	$(1,603,103)	$652,538
Other Comprehensive Income (Loss)
Foreign currency adjustment	$(342,432)	$753,369	$228,514	$(1,517,560)
Comprehensive (Loss) Income	$(555,236)	$285,711	$(1,374,589)	$(865,022)
Basic (loss) income per common share	$(0.06)	$(0.13)	$(0.45)	$0.18
Diluted (loss) income per common share	$(0.06)	$(0.12)	$(0.44)	$0.18
Weighted average number of shares and equivalent shares of common stock outstanding:
Basic	3,530,227	3,616,693	3,568,885	3,566,400
Diluted	3,530,227	3,772,236	3,616,244	3,727,554

See accompanying notes to condensed consolidated unaudited financial statements

EBITDA reconciliation (unaudited)

	For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2018	2017	2017	2016
Reconciliation from Net Income to EBITDA
Net Income (Loss)	$(212,804)	$(467,658)	$(1,603,103)	$652,538
Depreciation and amortization	$699,117	$781,042	$1,546,413	$1,420,789
Interest expense, net	$1,103,797	$732,646	$1,576,229	$1,454,589
Income taxes	$(120,202)	$(187,473)	$711,533	$702,877
Equity comp - non cash	$105,745	$10,200	$53,581	$34,104
Total net adjustments	$1,788,457	$1,336,415	$3,887,756	$3,612,359
EBITDA	$1,575,653	$868,757	$2,284,653	$4,264,897

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) represents the sum of net income/(loss), interest and finance costs, interest income, depreciation and amortization, income taxes charged during the period, as well as non-cash equity compensation charges, if any, during the period. EBITDA is not a recognized measurement under U.S. GAAP. EBITDA is presented in this prospectus as we believe that it provides investors with means of evaluating and understanding how our management evaluates operating performance. This non-GAAP measure should not be considered in isolation from, as a substitute for, or superior to, financial measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP measure does not have a standardized meaning, and is therefore unlikely to be comparable to similar measures presented by other companies.

CTI Industries Corporation and Subsidiaries Condensed Consolidated Balance Sheets

	unaudited June 30, 2018	December 31, 2017	December 31, 2016
Cash and cash equivalents	$452,826	$181,026	$563,043
Working capital (1)	$8,851,824	$9,630,605	$11,079,806
Property, Plant and Equipment, net	$3,980,489	$4,556,581	$5,311,388
Total debt, net	$22,347,223	$21,407,566	$20,097,379
Total stockholders’ equity	$9,942,729	$10,444,260	$11,977,577
(1) Working capital is current assets less current liabilities

CTI Industries Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	unaudited For the Six Months Ended June 30,		For the Twelve Months Ended December 31,
	2018	2017	2017	2016
Net cash provided by (used in) operating activities	$(166,771)	$3,202,327	$1,259,399	$(448,875)
Net cash (used in) provided by investing activities	$(18,193)	$(526,565)	$(753,199)	$65,447
Net cash provided by (used in) financing activities	$425,814	$(2,818,236)	$302,017	$681,100
Effect of exchange rate on changes in cash	$30,950	$35,857	$(1,190,234)	$(81,033)
Net increase (decrease) in cash and cash equivalents	$271,800	$(106,617)	$(382,017)	$216,639

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, the units offered hereby, and our business.

Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section entitled "Risk Factors" beginning on page [24] of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.

What is the rights offering?

We are distributing to holders of shares of our common stock as of 5:00 p.m., Eastern Time, on _________, 2018, which is the record date for the rights offering, at no charge, non-transferable subscription rights to purchase units, each consisting of one share of Series A Convertible Preferred Stock and _____ warrants. Each whole warrant will be exercisable for one share of our common stock. You will receive one subscription right for every share of common stock you owned as of 5:00 p.m., Eastern Time, on the record date. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which are described below. Upon closing of the rights offering, the Series A Convertible Preferred Stock and warrants will immediately separate. The common stock to be issued upon conversion of the Series A Convertible Preferred Stock or exercise of the warrants, consistent with our existing shares of common stock, will be traded on the NASDAQ Capital Market under the symbol "CTIB."

Why are we conducting the rights offering?

We are conducting the rights offering to generate capital to reduce certain indebtedness and for our working capital and general corporate purposes. For a detailed discussion, see "Use of Proceeds."

Our Board has approved the rights offering and, based on information available to the Board and its subsequent analyses, believes that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights.

What is the basic subscription right?

Each basic subscription right gives our stockholders the opportunity to purchase units consisting of one share of Series A Convertible Preferred Stock and ___ warrants, at a subscription price of $1,000 per unit, subject to the limits described below. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for every share of our common stock you owned at that time. For example, if you owned 10,000 shares of our common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 10,000 subscription rights and would have the right to purchase 10,000 units for $1,000 per unit subject to certain limitations. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any subscription rights at all. However, if you exercise fewer than all of your basic subscription rights, you will not be entitled to purchase any additional shares pursuant to the over-subscription privilege.

If you hold our common stock, the number of basic subscription rights you may exercise is indicated on the enclosed rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, the Depository Trust Company ("DTC") will issue one subscription right to the nominee record holder for every share of our common stock that you own at the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

We do not expect all of our stockholders to exercise all of such holder's basic subscription rights. The over-subscription privilege provides each holder that exercises all of such holder's basic subscription rights the opportunity to purchase the units that are not purchased by other holders. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional units unclaimed by other holders of rights in the rights offering at the same subscription price per unit. If an insufficient number of units are available to fully satisfy all over-subscription privilege requests, the available units will be distributed proportionately among rights holders who exercise their over-subscription privileges based on the number of units each rights holder subscribed for under the basic subscription right.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the expiration of the rights offering. Because we will not know the total number of unsubscribed units before the expiration of the rights offering, if you wish to maximize the number of units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of units available, assuming that no stockholder other than you has purchased any units pursuant to such stockholder's basic subscription right and over-subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period. See "The Rights Offering—The Subscription Rights—Over-Subscription Privilege."

May the subscription rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock one subscription right for every share of common stock owned on the record date, we are only seeking to raise $___ million dollars in gross proceeds in this rights offering. As a result, based on 3,530,227 shares of common stock outstanding as of [●], 2018, we would grant subscription rights to acquire 3,530,227 units but will only accept subscriptions for ____ units. Accordingly, sufficient units may not be available to honor your subscription in full. If exercises of basic subscription rights exceed the number of units available in the rights offering, we will allocate the available units pro-rata among the record holders exercising the basic subscription rights in proportion to the number of shares of our common stock each of those record holders owned on the record date, relative to the number of shares owned on the record date by all record holders exercising the basic subscription right. If this pro-rata allocation results in any record holders receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the basic subscription rights, then such record holder will be allocated only that number of units for which the record holder subscribed, and the remaining units will be allocated among all other record holders exercising their basic subscription rights on the same pro rata basis described above. The proration process will be repeated until all units have been allocated. Please also see the discussion under "The Rights Offering—The Subscription Rights—Over-Subscription Privilege" and "The Rights Offering—Limitation on the Purchase of Units" for a description of potential proration as to the over-subscription privilege and certain stock ownership limitations.

If for any reason the amount of units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

What are the terms of the Series A Convertible Preferred Stock?

Each share of Series A Convertible Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the closing of the rights offering, subject to certain conditions, or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $_____ stated value per share of the Series A Convertible Preferred Stock by a conversion price of $___ per share, subject to adjustment. The Series A Convertible Preferred Stock is non-voting and has certain conversion rights, dividend rights and liquidation preferences as described in more detail herein. We do not currently intend to list the Series A Convertible Preferred Stock on Nasdaq.

What are the terms of the warrants?

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $[__] per share from the date of issuance through its expiration five (5) years from the date of issuance. The warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the warrants is not in effect, on a cashless basis. We may redeem the warrants for $0.01 per warrant if our common stock closes above $___ per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of closing of the rights offering.

Are the warrants listed?

The warrants are not listed on any exchange and we do not intend to apply to list the warrants on any exchange.

Will fractional shares be issued upon exercise of subscription rights or warrants?

No. We will distribute subscription rights to acquire whole units, rounding down the underlying number of common shares giving rise to such subscription rights to the nearest share. Any excess subscription payments received by the subscription agent will be returned within 10 business days after expiration of the rights offering, without interest or deduction. No fractional shares will be issued upon the conversion of the Series A Convertible Preferred Stock or upon exercise of warrants.

How was the subscription price determined?

The Board determined the subscription price based on a variety of factors, including historical and current trading prices for our common stock, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. There is currently no market for our shares of Series A Convertible Preferred Stock and, unless we or you choose to convert such shares into shares of common stock, you will not be able to resell such shares. We cannot predict the price at which our shares of common stock will trade and, if listed, the warrants will trade after the rights offering. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

If I am a holder of only stock options or warrants, may I participate in the rights offering?

No, only holders of common stock issued as of the record date may participate in the rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in the Company than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is [●], 2018, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on [●], 2018 by which you must provide it with your instructions to exercise your subscription rights and payment for your shares. Our Board may, in its discretion, extend the rights offering one or more times. Our Board may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on [●], 2018 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

All exercises of subscription rights are irrevocable, even if the rights offering is extended by our Board of Directors.

May I transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone. Subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. Rights certificates may only be completed by the stockholder who receives them.

Are we requiring a minimum subscription to complete the rights offering?

There is no aggregate minimum we must receive to complete the rights offering.

Has our Board made a recommendation to our stockholders regarding the rights offering?

No. Our Board is not making a recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. There is currently no market for our shares of Series A Convertible Preferred Stock or warrants and, unless we or you choose to convert your shares of Series A Convertible Preferred Stock into or exercise your warrants for shares of common stock, you will not be able to resell such shares. We cannot predict the price at which our shares of common stock will trade after the rights offering. On September [●], 2018, the last reported sale price of our common stock on Nasdaq was $[______] per share. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see "Risk Factors" in this prospectus and all other information included in, or incorporated by reference into, this prospectus for a discussion of some of the risks involved in investing in our securities.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold our common shares in certificated form and you wish to participate in the rights offering, you must take the following steps:

•	deliver a complete and executed rights certificate and related subscription documents to the subscription agent on or before 5:00 p.m. Eastern Time, on [●], 2018; and

•	deliver payment to the subscription agent on or before 5:00 p.m. Eastern Time, on [●], 2018. Payment instructions will accompany your rights certificate.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to the Company. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives the materials before 5:00 p.m., Eastern Time, on [●], 2018.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of units in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the expiration of the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on [●], 2018, the expiration date for the rights offering.

What form of payment is required to purchase units?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal or certified check payable to Broadridge Corporate Issuer Solutions, Inc., the subscription agent, drawn upon a United States bank, U.S. Postal money order, or wire transfer.

If payment is issued by check, payment will be deemed to have been received by the subscription agent only upon the subscription agent's receipt of the check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

When will I receive my new shares of Series A Convertible Preferred Stock and Warrants?

All shares that you purchase in the rights offering to which you are entitled will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is terminated, even if you later learn information about us or the rights offering that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Have any stockholders agreed to exercise their rights?

Yes.           , who own an aggregate of [●] shares of our common stock, or approximately  [●]% of the shares outstanding, have indicated an interest in exercising their respective basic subscription rights and their over-subscription privileges pursuant to the rights offering [in an amount not less than $[●] and $[●], respectively]. However, because indications of interest are not binding agreements or commitments to purchase, they may determine to purchase [more], fewer, or no units in this rights offering. No fees or other consideration will be paid by the Company to the foregoing individuals (or any respective affiliates) in exchange for any agreement to purchase common stock in connection with the rights offering. Any shares of common stock purchased in connection with the transactions described in this paragraph will be purchased directly from us on a private basis and are not being registered pursuant to the registration statement of which this prospectus is a part.

Will our directors and officers participate in the rights offering?

All holders of our common stock as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase shares of our common stock as described in this prospectus. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. Our directors and officers have not indicated to us whether they will purchase shares of our common stock in the offering pursuant to their basic subscription rights.

Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?

Holders of our equity awards to employees, officers and directors, including outstanding stock options, will not receive rights in the rights offering in connection with such equity awards, but will receive subscription rights in connection with any shares of our common stock held as of the record date.

How will the rights offering affect our outstanding common stock?

As of September [●], 2018, we had 3,530,227 shares of our common stock outstanding. Assuming no additional shares of common stock are issued by the Company prior to consummation of the rights offering and assuming all units are sold in the rights offering, we will have 3,530,227 shares of common stock issued and outstanding, [0] shares of Series A Convertible Preferred Stock outstanding, and warrants to purchase an additional [●] shares of our common stock outstanding.

The issuance of Series A Convertible Preferred Stock and warrants exercisable for shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your basic subscription rights.

How much will the Company receive in net proceeds from the rights offering?

We expect the aggregate proceeds, net of dealer-manager fees and other fees and expenses, from the rights offering will be approximately $____ million, assuming all rights are exercised. We intend to use the net proceeds to reduce certain indebtedness and for capital expenditures, working capital and general corporate purposes. Please see "Use of Proceeds."

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of our securities and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors" in this prospectus and all other information included in, or incorporated by reference into, this prospectus.

Can the Board terminate or extend the rights offering?

Yes. Our Board may decide to terminate the rights offering at any time and for any reason before the expiration of the rights offering. We also have the right to extend the rights offering for additional periods in our sole discretion. We do not presently intend to extend the rights offering. We will notify stockholders and the public if the rights offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a designated bank account until the rights offering is completed. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Will I receive interest on any funds I deposit with the subscription agent?

No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

How do I exercise my rights if I live outside of the United States?

The subscription agent will hold rights certificates for stockholders having addresses outside of the United States. In order to exercise subscription rights, foreign stockholders must notify the subscription agent and timely follow the procedures described in "The Rights Offering—Foreign Stockholders."

What are the U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of subscription rights by holders of shares of our common stock should generally not be taxable for U.S. federal income tax purposes. You should seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See "Material U.S. Federal Income Tax Consequences."

What fees or charges apply if I purchase units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue units to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Whom should I contact if I have other questions?

If you have other questions regarding the rights offering, please contact the subscription agent, Broadridge Corporate Issuer Solutions, Inc. at (855) 793-5068 , or by email at Shareholder@Broadridge.com.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail	By Overnight Courier

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103	BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103

You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.

Who is the dealer-manager?

Maxim Group LLC will act as dealer-manager for the rights offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of subscription rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager and to reimburse the dealer-manager for certain accountable and non-accountable expenses incurred in connection with this offering. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of Series A Convertible Preferred stock or warrants being issued in the rights offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares of Series A Convertible Preferred Stock or warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described below and in our Annual Report on Form 10-K for the period ended December 31, 2017, which is incorporated by reference into this prospectus. These risk factors relate to our business, intellectual property, regulatory matters, and ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with the rights offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to the Rights Offering

Future sales of our common stock may depress our share price.

As of September [●], 2018, we had 3,530,227 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market, or the issuance of additional shares upon exercise of outstanding warrants, could cause the market price of our common stock to decline. We may also sell additional common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 15,000,000 shares of our common stock, no par value, and to issue and designate the rights of up to 3,000,000 shares of preferred stock, no par value. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this rights offering.

Stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their subscription rights. Further, the shares issuable upon the exercise of the warrants to be issued pursuant to the rights offering will dilute the ownership interest of stockholders not participating in this offering or holders of warrants who have not exercised them.

Further, if you purchase units in this offering at the subscription price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See "Dilution" in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

We may be or become the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company's securities or the reporting of unfavorable news, security holders have often instituted class action litigation. If the market value of our securities experience adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management's attention could be diverted from the operation of our business, causing our business to suffer.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this rights offering or the perception that such sales could occur.

Completion of the rights offering is not subject to us raising a minimum offering amount.

Completion of the rights offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See "Use of Proceeds."

This rights offering may cause the trading price of our common stock to decrease.

The subscription price, together with the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and warrants issuable in this right offering, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this rights offering. If that occurs, you may have committed to buy shares of our Series A Convertible Preferred Stock which are convertible into shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the warrants issued in connection with the rights offering will have on the market price of our common stock from time to time. Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights or the related warrants choose to sell some or all of the shares underlying the subscription rights or the related warrants, the resulting sales could depress the market price of our common stock.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date, as it may be extended. If this offering is cancelled or terminated, we will have no obligation with respect to subscription rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the subscription agent. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire and be worthless.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price, our Board of Directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the rights offering, the cost of capital from other sources, the value of the Series A Convertible Preferred Stock and warrants being issued as components of the unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term, and our most recently forecasted revenue relative to our peer group. The subscription price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the subscription price. You should not consider the subscription price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase shares of our Series A Convertible Preferred Stock and warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the subscription rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern Time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we, nor the subscription agent, undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the units for which you subscribe.

While we are distributing to holders of our common stock one subscription rights for every share of common stock owned on the Record Date, we are only seeking to raise $___ million dollars in gross proceeds in this rights offering. As a result, based on 3,530,227 shares of common stock outstanding as of September [●], 2018, we would grant subscription rights to acquire 3,530,227 units but will only accept subscriptions for ______ units. Accordingly, sufficient units may not be available to honor your subscription in full. If excess units are available after the exercise of basic subscription rights, holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of units. Over-subscription privileges will be allocated pro rata among rights holders who over-subscribed, based on the number of over-subscription units to which they have subscribed. We cannot guarantee that you will receive any or the entire amount of units for which you subscribed. If for any reason the amount of units allocated to you is less than you have subscribed for, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription privileges) to purchase units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 9.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering. If the amount of units allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been affected, and we will have no further obligations to you.

If you make payment of the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any personal check used to pay for shares and warrants to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares and warrants by personal check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares and warrants you wish to purchase.

The receipt of subscription rights may be treated as a taxable distribution to you.

We believe the distribution of the subscription rights in this rights offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the "Material U.S. Federal Income Tax Consequences" below. This position is not binding on the IRS, or the courts, however. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. If this rights offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of a warrant providing for participation is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Exercising the subscription rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the rights offering. In addition, the subscription rights provide that, upon exercise of the subscription right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold warrants issued in connection with the exercise of the subscription right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, transfer, assign or give away your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights to realize any potential value from your subscription rights.

Absence of a public trading market for the warrants may limit your ability to resell the warrants.

There is no established trading market for the warrants to be issued pursuant to this offering, nor do we expect to list the warrants on an exchange, and the warrants may not be widely distributed. Even if a market for the warrants does develop, the price of the warrants may fluctuate and liquidity may be limited. The absence of a public trading market for the warrants will make it difficult for purchasers of the warrants to resell the warrants or sell the warrants at a favorable price for an extended period of time, if at all.

There is no public market for the Series A Convertible Preferred Stock in this offering.

There is no established public trading market for the Series A Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of the Series A Convertible Preferred Stock on any securities exchange or recognized trading system.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

The warrants contain features that may reduce your economic benefit from owning them.

The warrants contain features that allow us to redeem the warrants and that prohibit you from engaging in certain investment strategies. We may redeem the warrants for $0.01 per warrant once the closing price of our common stock has equaled or exceeded $___ per share, subject to adjustment, for ten consecutive trading days, provided that we may not do so prior to the first anniversary of closing of the rights offering, and only upon not less than 30 days' prior written notice of redemption. If we give notice of redemption, you will be forced to sell or exercise your warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the warrants. As a result, you may be unable to benefit from owning the warrants being redeemed. In addition, for so long as you continue to hold warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our common stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the warrant.

The dealer-manager is not underwriting, nor acting as placement agent of, the subscription rights or the securities underlying the subscription rights.

Maxim Group LLC will act as dealer-manager for this rights offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our Series A Convertible Preferred Stock or warrants being issued in this offering and is not making any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager. The rights offering may not be successful despite the services of the dealer-manager to us in this offering.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, even if we have sufficient funds, holders of the warrants may not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Risks Related to Our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All of these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

Industry Risks

We engage in businesses which are intensely competitive, involve strong price competition and relatively low margins.

The businesses in which we engage and sell products to customers – manufacture of foil and latex balloons, manufacture of pouches for flexible packaging, importing of vacuum sealing machines, assembly of novelty items such as Candy Blossoms and U Fill ‘Ems, and manufacture of films for flexible packaging solutions - are highly competitive. We face intense competition from a number of competitors in each of these product categories, several of which have extensive production facilities, well-developed sales and marketing staffs and greater financial resources than we do. Some of these competitors maintain international production facilities enabling them to produce at low costs and to offer products at highly competitive prices. We compete on the basis of price, quality, service, delivery and differentiation of products. Most of our competitors seek to engage in product development and may develop products that have superior performance characteristics to our products. This intense competition can limit or reduce our sales or market share for the sale of our products as well as our margins. There can be no assurance that we will be able to compete successfully in the markets for our products or that we will be able to generate sufficient margins from the sale of our products to become or remain profitable.

Our business is dependent on the price and availability of raw materials.

The cost of the raw materials we purchase represents approximately 40% of our revenues. The principal raw materials we purchase are: nylon sheeting, polyester sheeting, polyethylene sheeting, polyethylene resin and latex. Much of these materials are derived from petroleum and natural gas. Prices for these materials fluctuate substantially as a result of the change in petroleum and natural gas prices, demand and the capacity of companies who produce these products to meet market needs. Instability in the world markets for petroleum and natural gas has, and may, adversely affect the prices of these raw materials and their general availability. The price of latex has also fluctuated significantly over the past several years. Our ability to achieve and maintain profitability is partially dependent upon our ability to pass through to our customers the amount of increases in raw material cost. If prices of these materials increase and we are not able to fully pass on the increases to our customers, our results of operations and our financial condition will be adversely affected.

Changes or limitations in the price and availability of helium to our customers may adversely affect our sales of novelty products.

Many of our novelty products, including many styles of balloons, are intended to be, and are, when sold to or used by customers filled with helium for buoyancy. The price of helium has fluctuated significantly over time. Any increase in the price of helium and possible lack of availability may adversely affect sales of novelty balloon products, including sales by the Company.

The loss of a key supplier or suppliers could lead to increased costs and lower margins as well as other adverse results.

We rely on a limited number of suppliers for many of the raw materials we use, including latex-based raw material suppliers. We do not maintain supply agreements that guarantee supply levels with any of our suppliers for these materials. The loss of any of these suppliers would force us to purchase these materials from other suppliers or on the open market, which may require us to pay higher prices for raw materials than we do now, with the result that our margins on the sale of our products would be adversely affected. In addition, the loss of the supply of an important raw material from one of our present suppliers may not be replaceable through open market purchases or through a supply arrangement with another supplier. In the event that we were unable to obtain a raw material from another supplier, we would be unable to continue to manufacture certain of our products.

Company Risks

We have a history of both income and losses and have experienced fluctuations of net income, which may cause our stock to fluctuate.

We have had a history of both net income and net losses over the past five years. Our income or loss has been subject to significant quarterly and annual fluctuations. These fluctuations can be caused by:

●	Economic conditions
●	Competition
●	Product efficiencies
●	Variability in raw materials prices
●	Changes in US tax law
●	Seasonality

These fluctuations make it more difficult for investors to compare our operating results to corresponding prior year periods. These fluctuations also cause our stock price to fluctuate. The results of our operations for any particular quarter or year should not be viewed as being indicative of our results for a full year or any other period.

We have limited financial resources that may adversely affect our ability to invest in productive assets, marketing, new products and new developments.

Our working capital is limited. As of December 31, 2017, our current assets exceeded our current liabilities by approximately $9.6 million, with a long-term debt position of $6.7 million. Receivables and inventory combined represent an invested balance of approximately $30 million. As a result of this limited amount of working capital and required ongoing investment, we may be unable to fund capital investments, working capital needs, marketing and sales programs, research and development, patent or copyright licenses or other items which we would like to acquire or pursue in accordance with our business strategies. We have invested significantly in our subsidiaries and business areas over time, and there is no guarantee that we will successful profit from these investments. The inability to pursue any of these items may adversely affect our competitive position, our business, financial condition or prospects.

A high percentage of our sales are to a limited number of customers and the loss of or material reduction in purchase levels of any one or more of those customers could adversely affect our results of operation, cash flow and financial condition.

For the year ended December 31, 2017, our sales to our top two customers represented approximately 45% of our net sales. For the year ended December 31, 2016, sales to the same two customers represented approximately 52% of our net sales. We do not have long term contracts with several of our principal customers, including the largest. The loss of any of our principal customers, or a significant reduction in the amount of our sales to any of them, would have a material adverse effect on our business and financial condition. Additionally, fluctuations in order flows or other customer-specific circumstances could have a large impact on our sales volumes during any given period.

We rely on intellectual property in our business and the failure to develop, acquire or protect our intellectual property could adversely affect our business.

We consider patents, copyrights, and to some degree trademarks, as being significant to our competitive position, our ability to obtain and retain customers, and our ability to achieve acceptable margin levels on the sale of our products. With respect to our film and flexible packaging/pouch business, we believe that developing, acquiring and maintaining patent rights are of significance to us for those reasons. We have obtained several patents related to films, pouches, zippers for pouches, the method of inserting zippers in pouches and certain valves for pouches. We have trade secrets and designs that are of significance to our ability to compete in the market and to obtain acceptable margins on the sale of our products. Our limited financial resources have made it more difficult for us to invest in product and patent developments and to obtain copyright licenses. If we are unable to develop, acquire, maintain or enforce some or all of our intellectual property rights, our business, financial conditions and prospects will be adversely affected.

We produce all of our products at two plants and damage to or destruction of one or both of the plants would have a serious adverse effect on our business.

We produce most of our film products and all of our pouches at our plant in Lake Barrington, Illinois. We produce all of our latex balloon products and some of our film product at our plant in Guadalajara, Mexico. We assemble and distribute many of our products from our facility in Lake Zurich, Illinois. In the event of a fire, flood, or other natural disaster, or the termination of our lease in Mexico or Lake Zurich, Illinois, we could lose access to a facility. Loss of, significant damage to, or destruction of, one or all of these plants would render us unable to produce our products presently produced in such plants, possibly for an extended period of time and our business, financial condition and prospects would be materially adversely affected. While we maintain business interruption insurance, the proceeds of such insurance may not be adequate to compensate us for all of our losses in such an event.

We are dependent on the management experience of our key personnel.

We are dependent on the management experience and continued services of our executive officers. The loss of any of these executive officers would have an adverse effect on our business.

In addition, our continued growth depends on our ability to attract and retain experienced key employees. Competition for qualified employees is intense, and the loss of such persons, or an inability to attract, retain and motivate such skilled employees, could have a material adverse effect on our results of operations, financial condition and prospects. There can be no assurance that we will be able to retain our existing personnel or attract and retain additional qualified employees.

Our principal executive officers own a majority of our outstanding common stock, have warrants to purchase additional shares, and have significant influence and control over our business.

Prior to this offering, Jeffrey Hyland (our President), John Schwan (our Chairman) and Stephen Merrick (our Chief Executive Officer) or persons affiliated to them, in combination, owned approximately 50% of the outstanding shares of common stock of the Company, including their options to purchase additional shares and vesting of restricted stock. As a result of such ownership, these executives have the ability to exert significant influence and control on the outcome of corporate transactions and other matters submitted to the Board of Directors or stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control of the Company. In addition, as more fully described in footnotes to the Company’s Form 10-K for the year ended December 31, 2017, the Company is indebted to John H. Schwan, Chairman of the Board, for amounts previously loaned to the Company; and Mr. Schwan and Mr. Merrick own approximately half a Clever Container, an Illinois limited liability company in which the Company also holds a 28.5% ownership interest.

Our business has large customer concentration with much larger entities.

Approximately half of our revenue is derived from two very large retailers. These customers have the ability to exert significant influence on us, and have the purchasing power to restrict our ability to maintain or improve product margins. This limitation increases the severity of any increase in the cost of making and selling our products, and further creates risk in ongoing negotiations with our customers.

U.S. federal income tax reform could adversely affect us.

On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law by President Trump. The Tax Act contains significant changes to corporate taxation, including reduction of the corporate tax rate from 35% to 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the Tax Act is uncertain, and the combined Company’s business and financial condition could be adversely affected. This Registration Statement does not discuss the Tax Act or the manner in which it might affect holders of Company stock or warrants. Each holder of shares of common stock and each holder of a warrant providing for participation is urged to consult his, her, or its own tax advisor with respect to the Tax Act and the potential tax consequences of this rights offering.

Our business is subject to national and global issues pertaining to trade, including tariffs.

In the U.S., the change in the U.S. government administration has resulted in uncertainty regarding potential changes in regulations, fiscal policy, social programs, domestic and foreign relations and international trade policies. Potential changes in relationships among the U.S., China, Russia and other countries could have significant impacts on global trade and regional economic conditions, among other things. In addition, changes in the relationships between the U.S. and its neighbors, such as Mexico, can have significant, potentially negative, impacts on commerce. Further, anti-American sentiment could harm the reputation and success of U.S. companies doing business abroad. Our Company’s ability to respond to these developments or comply with any resulting new legal or regulatory requirements, including those involving economic and trade sanctions, could reduce our sales, increase our costs of doing business, reduce our financial flexibility and otherwise have a material adverse effect on our business, financial condition and results of our operations.

Our Company is subject to risks generally associated with doing business abroad, such as foreign governmental regulation in the countries in which we import our products or materials, such as China. If regulations were to render the conduct of business in a particular country undesirable or impracticable, or if our current foreign raw material or product sources were, for any other reason, to cease doing business with us, such a development could have a material adverse effect on our product sales and on our supply, manufacturing, and distribution channels.

Our Company is also subject to risks associated with U.S. and foreign legislation and regulations relating to imports, including quotas, duties, tariffs or taxes, and other charges or restrictions on imports, which could adversely affect our operations and our ability to import raw materials or products at current or increased levels. We cannot predict whether additional U.S. and foreign customs quotas, duties (including antidumping or countervailing duties), tariffs, taxes or other charges or restrictions, requirements as to where raw materials must be purchased, additional workplace regulations or other restrictions on our imports will be imposed upon the importation of our raw materials or products in the future or adversely modified, or what effect such actions would have on our costs of operations. Future quotas, duties, and/or tariffs may have a material adverse effect on our Company’s business, financial condition, and results of operations. Future trade agreements could also provide our competitors with an advantage over us, or increase our costs, either of which could have a material adverse effect on our business, financial condition and results of operations and financial condition.

The U.S. government has indicated its intent to adopt a new approach to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated tariffs on certain foreign goods, including products we sell. Changes in U.S. trade policy could result in one or more of U.S. trading partners adopting responsive trade policy making it more difficult or costly for us to import our products or materials from those countries. This in turn could require us to increase prices to our customers which may reduce demand, or, if we are unable to increases prices, result in lowering our margin on products sold.

China and the European Union have imposed tariffs on U.S. products in retaliation for new U.S. tariffs. Additional tariffs could be imposed by China and the European Union in response to proposed increased tariffs on products imported from China and the European Union. There is also a concern that the imposition of additional tariffs by the United States could result in the adoption of tariffs by other countries. The resulting trade war could have a significant adverse effect on world trade and the world economy. To the extent that trade tariffs and other restrictions imposed by the United States increase the price of, or limit the amount products or raw materials utilized by the Company imported into the United States, the costs of our products or raw materials may be adversely affected and the demand from our customers for products may be diminished, which could adversely affect our revenues and profitability.

Ongoing developments in tariffs between the United States and other parties, primarily China, may have a negative impact on our company. Vacuum Sealing machines are manufactured in China, and many of the products sold by Clever Container are also sourced from China. Added costs related to newly implemented tariffs during 2018 range from 10-25%. We may not be successful in challenging the application of such tariffs or, in the alternative, passing along such additional costs to our customers, which tend to be much larger than we are.

We cannot predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our customers, our suppliers, and the U.S. economy, which in turn could adversely impact our business, financial condition and results of operations. Any increase in cost related to tariffs would create negative pressure on the profitability and, potentially challenge the ultimate viability in these and related product areas. If unresolved, current tariffs or other tariffs that may be imposed in the future could cause us to shift where we produce these materials, where we ultimately sell them, or whether we remain in these businesses altogether.

Changes in national tax policies can impact our results and financial condition.

During December 2017, the passage of the 2017 Tax Reform Act in the United States caused us to record a $0.6 million valuation reserve related to our deferred tax assets. Any future changes in tax law in the United States, Mexico, Germany or the United Kingdom could have an impact on our financial results and future cash flows, possibly materially.

Our business tends to be highly seasonal, creating significant fluctuations in revenue and working capital requirements.

Sales of our products include recurring components but also tend to involve significant levels of seasonality. Certain holidays tend to use more balloons and party goods, which is then reflected in our sales, inventory and receivables levels. If we fail to adequately resource these changing needs we risk being unable to meet customer demand. If we invest too much into these higher levels of business activity then we risk having to write down or write off inventory, or otherwise fail to derive value from our invested resources.

Financial Risks

We have a high level of debt relative to our equity, which reduces cash available for our business and which may adversely affect our ability to obtain additional funds, and increases our vulnerability to economic or business turndowns.

We have a substantial amount of debt in relation to our shareholders’ equity. As of December 31, 2017, we had $20.4 million of debt outstanding and $10.4 million in shareholders equity. These circumstances could have important adverse consequences for our Company. For example, they could:

●	Increase our vulnerability to general adverse economic and industry conditions;
●

Require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby limiting our ability to fund working capital, capital expenditures and other general corporate purposes;

●	Limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
●	Place us at a competitive disadvantage compared to our competitors who may have less debt and greater financial resources; and
●	Limit, among other things, our ability to borrow additional funds.

Until December 2017, we had in place a series of credit facility and related agreements with BMO Harris Bank, N.A. and BMO Private Equity (U.S.) (collectively, “BMO”), in the aggregate amount of approximately $17 million. During December 2017, we terminated those agreements and fully repaid all amounts owed BMO under those agreements, including associated fees and costs related to termination, as we entered in new financing agreements with PNC Bank, National Association (“PNC”). The “PNC Agreements” include a $6 million term loan and an $18 million revolving credit facility, with a termination date of December 2022. Available credit under the Revolving Credit facility is determined by eligible receivables and inventory at CTI Industries (U.S.) and Flexo Universal (Mexico).

We experienced a failure to meet debt covenants during 2018

We notified PNC of our failure to meet two financial covenants as of March 31, 2018. On June 8, 2018, we entered into Waiver and Amendment No. 1 (the “Amendment”) to our PNC Agreements. The Amendment modified certain covenants, added others, waived our failure to comply as previously reported, and included an amendment fee ($58,750) and temporary increase in interest rate (2%, until such time as our Fixed Charge ratio exceeds 1.1 : 1.0 during a twelve-month period). We were in compliance with all covenants, as amended, as of June 30, 2018.

Meeting the covenants are stipulated as a condition of the PNC Agreements. Failing to meet them could result in increased costs, and potentially, the loss of the credit facility. Any such failure could result in financial stress to the Company, up to and including its ability to continue as a going concern.

We will require a significant amount of cash to service and reduce our debt, to develop new business and make capital investments; our ability to generate cash depends on many factors beyond our control.

Our ability to service our debt and to fund our operations and planned capital expenditures will depend on our financial and operating performance and our ability to borrow money or raise capital. These matters are, in part, subject to prevailing economic conditions and to financial, business and other factors beyond our control. If our cash flow from operations is insufficient to fund our debt service obligations, we may be forced to reduce or delay funding capital or working capital, marketing or other commitments, sell assets, obtain additional equity capital or indebtedness or refinance or restructure our debt. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations, or to fund operations, initiatives or capital requirements. In the absence of cash flow from operations or the generation of cash from such other sources sufficient to meet our debt service obligations and our other cash requirements, we could face substantial cash problems.

We are subject to a number of restrictive debt covenants that may restrict our business and financing activities.

Our credit facility contains restrictive debt covenants that, among other things:

●	Restrictive Covenants: The Credit Agreement includes several restrictive covenants under which we are prohibited from, or restricted in our ability to:
o	Borrow money;
o	Raise equity without using the proceeds to pay down the term loan;
o	Pay dividends and make distributions;
o	Make certain investments;
o	Use assets as security in other transactions;
o	Create liens;
o	Enter into affiliate transactions;
o	Merge or consolidate; or
o	Transfer and sell assets.

●	Financial Covenants: The Credit Agreement includes a series of financial covenants we are required to meet including:
o

We are required to maintain a maximum "Leverage Ratio", which is defined as the ratio of (a) Funded Debt (other than the Shareholder Subordinated Loan) as of such date of determination to (b) EBITDA (as defined in the PNC Agreements, as amended) for the applicable period then ended. The highest values for this ratio allowed by the PNC Agreements are:

Fiscal Quarter Ratio

December 31, 2017	4.75 to 1.00

March 31, 2018	4.50 to 1.00

June 30, 2018	4.50 to 1.00

September 30, 2018	4.50 to 1.00

December 31, 2018	3.50 to 1.00

March 31, 2019	3.25 to 1.00

June 30, 2019	3.00 to 1.00

September 30, 2019 and thereafter	2.75 to 1.00

o

We are required to maintain a "Fixed Charge Coverage Ratio", which is defined as the ratio of (a) EBITDA for such fiscal period, as amended, minus Unfinanced Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends made during such period, minus cash taxes paid during such period to (b) all Debt Payments made during such period. This ratio must not exceed 1.1 : 1.0 for any quarterly calculation.

These covenants will be challenging for us to meet, and we are at risk of failure to meet them during any period. As noted previously, any failure to meet these covenants may cause us to pay additional costs and potentially threaten the availability of the credit facility itself. While the intention of this offering includes the ability to reduce borrowings under this facility, there can be no assurance of any level of success in the offering, and thus no guarantee that this risk would be mitigated through the addition of new capital. Any failure to maintain this or another appropriate credit facility would add financial stress to our company, up to an including bringing into question its ability to continue as a going concern.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for to fund our working capital, reduce our debt position and for general corporate purposes, including without limitation, upgrading and maintain our production systems, adding new production capacity, and investing in or acquiring companies or technologies that are synergistic with or complementary to our company and technologies. It is anticipated that we will use $2.0 million to reduce our debt position in respect of our term loan. It is anticipated that we will use $2.0 million to reduce our debt position in respect of our term loan which matures on November 30, 2022. At the Company's election, the term loan bears interest (with a weighted average interest rate of approximately 10%) at either a LIBOR rate plus a margin of 6.75% per annum, or at a base rate plus a margin of 5.75% per annum, provided that the foregoing margins will be reduced to 4.75% and 3.75%, respectively, upon evidence that the Company's fixed charge coverage ratio on a trailing twelve month basis is greater than or equal to 1.10 to 1.00. In addition, we entered into an interest rate swap agreement for a term ending December 14, 2020 and a notional amount of $3 million whereby we purchased a 2.25% fixed rate in exchange for the variable rate (1.47% on December 14, 2017) on a portion of all credit facilities. Proceeds from the term loan was used to refinance indebtedness existing at the time and pay fees and expenses relating to the loan transactions. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies. Pending the use of the net proceeds, we intend to invest the net proceeds in paying down our revolving line of credit, making capacity available for current and future spending on capital expenditures, working capital and general corporate purposes.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the NASDAQ Capital Market under the symbol "CTIB." Our common stock has, from time to time, traded on a limited, sporadic or volatile basis. The following tables show the high and low sales prices for our common stock for the periods indicated, as reported on the NASDAQ Capital Market. These prices do not reflect retail markups, markdowns or commissions.

	Price Ranges
	High	Low

Quarter ended June 30, 2018	$4.95	3.56

Quarter ended March 31, 2018	$5.09	3.95

Quarter ended December 31, 2017	$4.50	3.25

Quarter ended September 30, 2017	$6.00	3.83

Quarter ended June 30, 2017	$6.20	5.55

Quarter ended March 31, 2017	$6.83	5.55

Quarter ended December 31, 2016	$6.99	5.01

Quarter ended September 30, 2016	$7.60	5.75

Quarter ended June 30, 2016	$6.94	5.85

Quarter ended March 31, 2016	$6.56	4.61

The closing price of our common stock on September [●], 2018 was $[_____] per share. As of September [●], 2018, we had approximately [__] record holders of our common stock. On the same date, we had approximately [__] beneficial stockholders of our common stock.

DIVIDEND POLICY

We do not currently anticipate that we will declare or pay a cash dividend. In addition, the PNC Agreements restrict payment of dividends or distributions. We expect to retain future earnings, if any, for our business and do not anticipate paying dividends on common stock or our Series A Convertible Preferred Stock at any time in the foreseeable future. Because we do not anticipate paying dividends in the foreseeable future, the only opportunity for our stockholders to realize the creation of value in our common stock or our Series A Convertible Preferred Stock will likely be through a sale of those shares.

DILUTION

Purchasers of our common stock, which is issuable upon conversion of the Series A Convertible Preferred Stock and upon exercise of the warrants contained in the units, will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of June 30, 2018 was approximately $6.7 million, or $1.90 per share of our common stock (based upon 3,530,227 shares of our common stock then outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the subscription price per unit paid by purchasers in the rights offering (ascribing no value to the warrants contained in the units) and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the sale by us in this rights offering of a maximum of ____ units (consisting of _____ shares of Series A Convertible Preferred Stock, convertible into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series A Convertible Preferred Stock by a conversion price of $____ per share, and warrants to purchase an aggregate of ________ shares of common stock upon exercise), at the subscription price of $1,000 per unit, and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us and assuming no exercise of the warrants, our pro forma net tangible book value as of June 30, 2018 would have been approximately $___ million, or $____ per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $____ per share and an immediate dilution to purchasers in the rights offering of $____ per share. The following table illustrates this per-share dilution:

Subscription Price		$1,000

Net tangible book value per share as of June 30, 2018	$

Increase in net tangible book value per share attributable to Rights Offering	$

Pro forma net tangible book value per share as of June 30, 2018, after giving effect to rights offering	$

Dilution in net tangible book value per share to purchasers in the rights offering	$

THE RIGHTS OFFERING

All holders of our common stock as of the record date are eligible to participate in the rights offering. Please read through the material terms of the rights offering described in this section. If you hold your shares in a brokerage account or through a broker, dealer, custodian bank or other nominee, please also refer to "Method of Exercising Subscription Rights—Subscription by Beneficial Owners."

The Subscription Rights

We will distribute to holders of shares of our common stock as of 5:00 p.m., Eastern Time on [●], 2018, the record date for the rights offering, at no charge, non-transferable subscription rights to purchase units, with each unit consisting of one share of Series A Convertible Preferred Stock and ____ warrants at $_____ per unit. Each holder of record of our common stock as of the record date will receive one subscription right for every share of common stock. Each holder of an eligible warrant will receive one subscription right for each share of common stock that such warrant holder's warrant is exercisable for. Each subscription right will entitle its holder to a basic subscription right and an over-subscription privilege. In the aggregate, the subscription rights entitle our holders of common stock to purchase a total of ______ units for a total price of approximately $__ million. Shares of common stock issued upon conversion of the Series A Convertible Preferred Stock and warrants offered in the rights offering, like existing shares of our common stock, will be traded on the NASDAQ Capital Market under our stock symbol, "CTIB."

Basic Subscription Right.     As described in the foregoing paragraph, the basic subscription right entitles its holder to purchase units, with each unit consisting of one share of Series A Convertible Preferred Stock and warrants at a subscription price of $1,000 per unit. In order to exercise the basic subscription right, you must deliver the required documents and payment of the subscription price to the subscription agent prior to the expiration of the rights offering. If you choose to exercise your basic subscription rights, you may do so in part or in full. However, you may exercise your over-subscription privilege unless you exercise all of your basic subscription rights.

Over-Subscription Privilege.     If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to proration and the limitations described in this prospectus, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of units available, however, we will allocate the available units pro rata among the holders as of the record date exercising the over-subscription privilege in proportion to the number of shares of our common stock or shares underlying eligible warrants each of those holders owned on the record date, relative to the number of shares of common stock and shares issuable upon exercise of eligible warrants owned on the record date by all holders as of the record date exercising the over-subscription privilege. If this pro rata allocation results in any holder receiving a greater number of units than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of units for which the record holder oversubscribed, and the remaining units will be allocated among all other holders exercising the over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all units have been allocated.

Broadridge Corporate Issuer Solutions, Inc., the subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed units available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed units available to you, and any excess subscription payments will be returned to you, without interest, with 10 business days after expiration of the rights offering.

We can provide no assurances that you will actually be entitled to purchase the number of units issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any requests for units pursuant to the over-subscription privilege if all of our holders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient units are available following the exercise of basic subscription rights.

Reasons for the Rights Offering

We are conducting the rights offering in order to raise capital to reduce our debt position and for general and working capital purposes. Our Board has considered the rights offering to be the best option for raising capital as compared to other alternatives, in part because it will give current holders the opportunity to limit ownership dilution by buying additional shares of common stock.

Our Board has approved the rights offering and, based on information available to the Board and its subsequent analyses, believes that the rights offering is in the best interests of the Company and its stockholders. However, our Board is not making any recommendation regarding your exercise of the subscription rights.

Determination of Subscription Price

The Board determined the subscription price, based on a variety of factors, including historical and current trading prices for our common stock, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Board also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, and our current financial condition.

The subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of the Company or our common stock. There is currently no market for our shares of Series A Convertible Preferred Stock and, unless we or you choose to convert such shares into shares of common stock, you will not be able to resell such shares. We cannot predict the price at which our shares of common stock will trade after the rights offering. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

No Short-Sales

By exercising the subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the rights offering. In addition, the subscription rights provide that, upon exercise of the subscription right, you represent that you have not since the record date and, for so long as you continue to hold warrants issued in connection with the exercise of the subscription right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the subscription rights did not contain these requirements.

No Recombination

The Series A Convertible Preferred Stock and warrants comprising the units will separate upon the exercise of the subscription rights, and the units will not trade as a separate security. Holders may not recombine shares of Series A Convertible Preferred Stock and warrants to receive a unit.

Non-Transferability of Subscription Rights

The subscription rights are non-transferable (other than by operation of law), and as a result, you may not sell, transfer, assign or give away your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Expiration Date

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [●], 2018, which is the expiration of the rights offering. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering in our sole discretion, although we do not presently intend to do so. We may extend the rights offering by giving oral or written notice to the Subscription Agent before the rights offering expires. If we elect to extend the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on [●], 2018, which is the expiration date that we have established for the rights offering.

Termination

We may terminate the rights offering for any reason at any time prior to the completion of the rights offering. If we terminate the rights offering, we will issue a press release notifying stockholders and the public of the termination.

Method of Exercising Subscription Rights

You will receive one non-transferable subscription right for every share of our common stock that you owned as of 5:00 p.m., Eastern Time, on [●], 2018, the record date for the rights offering. The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders.     If you are a registered holder of shares of our common stock, the number of subscription rights you may exercise is indicated on your rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under "—Subscription Agent," to be received prior to 5:00 p.m., Eastern Time, on [●], 2018, the expiration date for the rights offering.

Subscription by Beneficial Owners.     If you are a beneficial owner of shares of our common stock that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for every share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of our common stock in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on [●], 2018, the expiration date for the rights offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by personal or certified check payable to Broadridge Corporate Issuer Solutions, Inc., the subscription agent, drawn upon a United States bank; U.S. Postal money order; or wire transfer.

If payment is issued by check, payment will be deemed to have been received by the subscription agent only upon the subscription agent's receipt of the check, receipt and clearance of such check.

Please note that funds paid by uncertified personal check may take at least seven business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time.

Your subscription rights will not be successfully exercised unless the subscription agent actually receives from you, your custodian bank, broker, dealer or other nominee, as the case may be, all of the required documents and your full subscription price payment (and your payment has cleared) prior to 5:00 p.m., Eastern Time, on [●], 2018, the scheduled expiration date of the rights offering.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure timely delivery to the subscription agent. Do not send or deliver these materials to the Company.

There is no sales fee or commission payable by you in connection with the issuance of subscription rights or the issuance of shares of common stock if you exercise your subscription rights (other than the subscription price). We will pay all fees charged by the subscription agent. However, if you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any other commissions, fees, taxes or other expenses your nominee may charge you in connection with the exercise of the subscription rights.

Missing or Incomplete Subscription Information

If you fail to specify the number of units requested as an exercise of your basic subscription right or over-subscription privilege, or if you fail to include sufficient payment to purchase the number of units you requested, your payment will first be applied, to the fullest extent possible, to exercise your basic subscription rights. Any remaining payment amount will then be applied, to the fullest extent possible, to exercise your over-subscription privilege, to the extent over-subscription units are available for purchase.

After expiration of the rights offering, the subscription agent will promptly return, without interest or penalty, any excess subscription payments received.

In order for us to honor the exercise of your subscription rights, your rights certificate, any other required documents and payment must be received as set forth in this prospectus.

Issuance of Series A Convertible Preferred Stock and Warrants

The shares of Series A Convertible Preferred Stock and warrants that are purchased in the rights offering as part of the units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

Subscription Agent

The subscription agent for the rights offering is Broadridge Corporate Issuer Solutions, Inc. The address to which rights certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance or payment before the rights offering expires. Do not send or deliver these materials to us.

By Registered Certified or Express Mail	By Overnight Courier

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103	BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103

If you deliver the rights certificates in a manner different than as described herein, we may not honor your exercise of your subscription rights.

Please direct any questions or requests for assistance with exercise of your subscription rights to the subscription agent as follows:

Warrant Agent

The warrant agent for the warrants is Broadridge Corporate Issuer Solutions, Inc.

No Fractional Shares

We will not issue fractional shares of Series A Convertible Preferred Stock in the rights offering. Subscription rights holders will only be entitled to purchase a number of units representing a whole number of shares and warrants, rounded down to the nearest whole number that a holder would otherwise be entitled to purchase. Similarly, no fractional shares of common stock will be issued as a result of the exercise of a warrant. Instead, for any such fractional share that would otherwise have been issuable upon exercise of the Warrant, the holder will be entitled to a cash payment equal to the pro-rated per share market price of the common stock on the last trading day preceding the exercise.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. If a beneficial owner of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification," which is provided with your rights offering materials. If you did not receive this form, you should contact our subscription agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the rights offering, unless we waive them in our sole discretion. Neither we, nor the Subscription Agent, is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when the Subscription Agent receives a properly completed and duly executed rights certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the rights offering will be final and binding.

 Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Series A Convertible Preferred Stock issued in the rights offering until such Series A Convertible Preferred Stock is converted to common stock and such shares of common stock are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of warrants issued in connection with the rights offering will not have rights as holders of our common stock until such warrants are exercised and the shares of common stock underlying the warrants are issued to the holder.

Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 5:00 p.m., Eastern Time, on [●], 2018, the third business day prior to the expiration date, of your exercise of subscription rights and provide evidence satisfactory to us, that the exercise of such subscription rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the subscription rights represented thereby will expire.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

U.S. Federal Income Tax Treatment of Rights Offering

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or warrants should recognize income or loss upon receipt or exercise of a subscription right. See "Material U.S. Federal Income Tax Consequences."

No Recommendation to Rights Holders

Our Board is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information in this prospectus and other information relevant to your circumstances.

Fees and Expenses

We will pay all fees charged by the subscription agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights.

Listing

The subscription rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no established public trading market for the Series A Convertible Preferred Stock or the warrants and we do not currently intend to apply for listing of Series A Convertible Preferred Stock or the warrants on any securities exchange or recognized trading system. The shares of our common stock issuable upon conversion of the Series A Convertible Preferred Stock and underlying the warrants to be issued in the rights offering are traded on Nasdaq under the symbol "CTIB."

Distribution Arrangements

Maxim Group LLC is the dealer-manager for the rights offering. The dealer-manager will provide marketing assistance and advice to us in connection with the rights offering and will use its best efforts to solicit the exercise of subscription rights and participation in the over-subscription privilege. The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our Series A Convertible Preferred Stock or warrants to be issued in the rights offering and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain accountable and non-accountable expenses incurred in connection with this offering. See "Plan of Distribution."

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the subscription rights acquired through the rights offering, the ownership, and disposition of shares of our Series A Convertible Preferred Stock and warrants received upon exercise of the subscription rights and the ownership and disposition of the shares of common stock received upon the conversion of our Series A Convertible Preferred Stock or the exercise of the warrants, and, insofar as it describes matters of federal income tax law or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Howard & Howard Attorneys, PLLC. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights, shares of our Series A Convertible Preferred Stock, warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of subscription rights through the rights offering by persons holding shares of our common stock and warrants entitled to receive subscription rights pursuant to this rights offering (which we refer to as participating warrants), the exercise (or expiration) of the subscription rights, the acquisition, ownership and disposition of shares of our Series A Convertible Preferred Stock, the acquisition, ownership and disposition (or expiration) of warrants acquired upon exercise of the subscription rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Series A Convertible Preferred Stock or exercise of the warrants.

This discussion is limited to holders that hold the subscription rights acquired through the rights offering, shares of our Series A Convertible Preferred Stock and warrants acquired upon exercise of subscription rights and shares of our common stock acquired upon conversion of our Series A Convertible Preferred Stock or exercise of the warrants, in each case, that are held as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

• U.S. expatriates and former citizens or long-term residents of the United States;

• persons holding our common stock, participating warrants, the subscription rights, shares of our Series A Convertible Preferred Stock, warrants or shares of our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

• banks, insurance companies, and other financial institutions;

• brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

• "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

• partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

• real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

• persons deemed to sell the subscription rights, shares of Series A Convertible Preferred Stock, or warrants or shares of our common stock under the constructive sale provisions of the Code;

• persons for whom our stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code;

• persons who received, hold or will receive shares of our common stock, participating warrants, the subscription rights, shares of our Series A Convertible Preferred Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted common stock;

• tax-qualified retirement plans; and

• U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, participating warrants, the subscription rights, shares of our Series A Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series A Convertible Preferred Stock or exercise of the warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF COMMON STOCK ACQUIRED UPON CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of our common stock, participating warrants, our subscription rights, shares of our Series A Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series A Convertible Preferred Stock or exercise of warrants, as the case may be, that, for U.S. federal income tax purposes, is:

•     an individual who is a citizen or resident of the United States;

•     a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•     an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•     a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this rights offering are complex and do not speak directly to the consequences of certain aspects of this rights offering, including the inclusion of the right to purchase warrants in the subscription rights (rather than the right to purchase only shares of our Series A Convertible Preferred Stock), the distribution of subscription rights to holders of participating warrants and the effects of the over-subscription privilege, a U.S. holder's receipt of subscription rights pursuant to the rights offering should not be treated as a taxable distribution with respect to its existing shares of common stock or participating warrants, as applicable, for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include "disproportionate distributions." A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation's assets or earnings and profits. During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its common stock or (ii) options or warrants to acquire its common stock; however, there is no guarantee that the Company will not make such distributions in the future. In addition, the Company does not currently have any convertible debt outstanding nor does the Company currently intend to issue any convertible debt.

The position regarding the tax-free treatment of the subscription right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our common stock, options or warrants, because the issuance of the subscription rights is a "disproportionate distribution" or otherwise, the fair market value of the subscription rights would be taxable to U.S. holders of common stock as a dividend to the extent of the U.S. holder's pro rata share of the company's current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current and accumulated earnings and profits through the end of 2018. Further, if the position regarding the tax-free treatment of the subscription rights distribution is incorrect, the treatment of holders of participating warrants is not clear, and it may differ from, and may be more adverse than, the treatment of the subscription rights distribution to the holders of common stock.

The following discussion is based upon the treatment of the subscription right issuance as a non-taxable distribution with respect to a U.S. holders' existing shares of common stock or participating warrants for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder's existing shares of common stock or participating warrants (in each case, with respect to which the subscription rights are distributed) on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder's existing shares of common stock or participating warrants between the existing shares of common stock or participating warrants and the subscription rights in proportion to the relative fair market values of the existing shares of common stock or participating warrants and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between the holder's existing common shares or participating warrants and the subscription rights, the U.S. holder must make this election on a statement included with the holder's timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable. However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of the holder's existing shares of common stock or participating warrants on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate tax basis in the existing shares of common stock or participating warrants between those shares or warrants and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common stock or participating warrants with respect to which the subscription right was distributed.

The fair market value of the subscription rights on the date that the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the subscription price of the subscription rights and the trading price of our shares of common stock on the date that the subscription rights are distributed, the fair market value and the conversion terms of the Series A Convertible Preferred Stock, the exercise price of the warrants, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a subscription right in the rights offering. A U.S. holder's adjusted tax basis, if any, in the subscription right plus the subscription price should be allocated between the share of Series A Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. The basis in the stock or participating warrants upon which the subscription rights were issued which is allocated to the subscription rights under the prior section entitled "Tax Basis in the Subscription Rights" should be further allocated between the shares of Series A Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the date the subscription rights were distributed. The subscription price should be allocated between the shares of Series A Convertible Preferred Stock and the warrant acquired upon exercise of the subscription right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder's initial tax basis for U.S. federal income tax purposes in the shares of Series A Convertible Preferred Stock and warrants received upon exercise. The holding period of a share of Series A Convertible Preferred Stock or a warrant acquired upon exercise of a subscription right in the rights offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock or participating warrant with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the shares of our common stock or participating warrants previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock or participating warrants previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Series A Convertible Preferred Stock and warrants acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the rights offering after disposing of shares of our common stock or participating warrants with respect to which the subscription right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows subscription rights received in the rights offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares or participating warrants previously allocated to the subscription rights that have expired to the existing common shares.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other taxable disposition of a warrant (other than by exercise) received upon exercise of a subscription right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder's tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period in such warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain, or loss upon exercise of a warrant received upon a cash exercise of a subscription right (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon exercise of the warrant). A U.S. holder's tax basis in a share of our common stock received upon exercise of the warrants for cash will be equal to the sum of (1) the U.S. holder's tax basis in the warrants exchanged therefor, and (2) the exercise price of such warrants, decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon exercise of the warrant. A U.S. holder's holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the warrants.

In certain circumstances, the warrants will be exercisable on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear as there is no direct legal authority, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. It is also possible that such cashless exercise may not be taxable, either on the basis that the exercise is deemed not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants. Either position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder's adjusted tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder's holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our common stock or our Series A Convertible Preferred Stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds warrants received upon exercise of a subscription right, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the warrants, such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the warrants.

Distributions on Series A Convertible Preferred Stock and Common Stock

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our Series A Convertible Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series A Convertible Preferred Stock or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividend received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder's adjusted tax basis in its Series A Convertible Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Series A Convertible Preferred Stock and Common Stock

Upon a sale, exchange, or other taxable disposition of our Series A Convertible Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder's adjusted tax basis in our Series A Convertible Preferred Stock or our common stock. The U.S. holder's adjusted tax basis in our Series A Convertible Preferred Stock generally will equal its initial tax basis (discussed above under "—Exercise of Subscription Rights"), reduced by the amount of any cash distributions treated as a return of capital as described above. A U.S. holder's adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under "— Conversion of the Series A Convertible Preferred Stock into Our Common Stock "), reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for our Series A Convertible Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under "— Conversion of Our Series A Convertible Preferred Stock into Our Common Stock " regarding a U.S. holder's holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Series A Convertible Preferred Stock into Our Common Stock

Generally, a U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series A Convertible Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series A Convertible Preferred Stock). The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Series A Convertible Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon conversion of the Series A Convertible Preferred Stock), and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Series A Convertible Preferred Stock prior to conversion.

In the event a U.S. holder's Series A Convertible Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under "—Tax Consequences Applicable to U.S. Holders—Constructive Dividends on Series A Convertible Preferred Stock." U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Series A Convertible Preferred Stock

The conversion rate of our Series A Convertible Preferred Stock is subject to adjustment under certain circumstances, as described above under " Description of Securities — Preferred Stock—Series A Convertible Preferred Stock. " Section 305(c) of the Code and Treasury regulations thereunder may treat a U.S. holder of our Series A Convertible Preferred Stock as having received a constructive distribution includable in such U.S. holder's income in the manner as described above under " —Tax Consequences Applicable to U.S. Holders—Distributions on Series A Convertible Preferred Stock and Common Stock ," if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of our common stock or an increase in the conversion rate upon certain events as described above will generally give rise to a deemed taxable dividend to the holders of our Series A Convertible Preferred Stock to the extent of our current or accumulated earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Series A Convertible Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Certain adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of our Series A Convertible Preferred Stock will generally not be considered to result in a constructive distribution.

Information Reporting and Backup Withholding

A U.S. holder will be subject to information reporting and may be subject to backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the warrants, shares of our Series A Convertible Preferred Stock acquired through the exercise of subscription rights or shares of our common stock acquired through conversion of our Series A Convertible Preferred Stock or exercise of the warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

•     fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

•     furnishes an incorrect taxpayer identification number;

•     is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•     fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of shares of our common stock, participating warrants, our subscription rights, shares of our Series A Convertible Preferred Stock and warrants acquired upon exercise of subscription rights or shares of our common stock acquired upon conversion of our Series A Convertible Preferred Stock or exercise of warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of subscription rights will be treated as a nontaxable distribution. See "—Tax Consequences Applicable to U.S. Holders—Receipt of Subscription Rights" above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise, or expiration of the subscription rights.

Exercise of Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of warrants into shares of our common stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described under "Tax Considerations Applicable to Non-U.S. Holders—Sale or Other Disposition of Series A Convertible Preferred Stock, Common Stock or Warrants"). As discussed above in "—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants," the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the common stock received.

Constructive Dividends on Warrants

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our Series A Convertible Preferred Stock or common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds warrants received on the exercise of subscription rights, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the warrants, such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Distributions on Series A Convertible Preferred Stock and Common Stock

As described in the section entitled "Dividend Policy," we do not anticipate declaring or paying dividends to holders of our Series A Convertible Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series A Convertible Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its Series A Convertible Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Series A Convertible Preferred Stock, our common stock or warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Series A Convertible Preferred Stock or common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Series A Convertible Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Series A Convertible Preferred Stock, Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Series A Convertible Preferred Stock, warrants or our common stock unless:

•     the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•     the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•     our Series A Convertible Preferred Stock, warrants or our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Series A Convertible Preferred Stock into Our Common Stock

A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series A Convertible Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series A Convertible Preferred Stock).

Constructive Dividends on Series A Convertible Preferred Stock

As described above under "—Tax Consequences Applicable to U.S. Holders—Constructive Dividends on Series A Convertible Preferred Stock," in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under "—Tax Consequences Applicable to Non-U.S. Holders—Distributions on Series A Convertible Preferred Stock and Common Stock." It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Series A Convertible Preferred Stock or our common stock.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Series A Convertible Preferred Stock, warrants or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Series A Convertible Preferred Stock, warrants and our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Series A Convertible Preferred Stock, warrants or our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Series A Convertible Preferred Stock, warrants or our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Series A Convertible Preferred Stock, warrants or our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Series A Convertible Preferred Stock, common stock or warrants, or gross proceeds from the sale or other disposition of our Series A Convertible Preferred Stock, warrants or our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Series A Convertible Preferred Stock, warrants or our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

DESCRIPTION OF SECURITIES

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our Board of Directors has the authority to designate up to 3,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Series A Convertible Preferred Stock

We will authorize the Series A Convertible Preferred Stock by filing a certificate of designation with the Secretary of State of Illinois. The certificate of designation may be authorized by our Board without approval by our stockholders.

Conversion.     Each share of Series A Convertible Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the closing of the rights offering, subject to certain conditions, or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $______ stated value per share of the Series A Convertible Preferred Stock by a conversion price of $______ per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series A Convertible Preferred Stock will not have the right to convert any portion of the Series A Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions.     In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series A Convertible Preferred Stock.

Dividends.     Holders of Series A Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights.     Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series A Convertible Preferred Stock has no voting rights.

Liquidation Preference.     Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series A Convertible Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, an amount equal to the $_____ stated value per share for each share of Series A Convertible Preferred Stock before any distribution or payment shall be made to the holders of any junior securities.

Redemption Rights.     We are not obligated to redeem or repurchase any shares of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Warrants

Warrants Included in Units Issuable in the Rights Offering

The warrants to be issued as a part of this rights offering will be designated as our "Series __" warrants. These warrants will be separately transferable following their issuance and through their expiration five (5) years from the date of issuance. Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $[__] per share from the date of issuance through its expiration.

All warrants that are purchased in the rights offering as part of the units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of warrants if you are a holder of record of shares or warrants. The subscription agent will arrange for the issuance of the warrants as soon as practicable after the closing, which will occur as soon as practicable after the rights offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the rights offering will have been affected and payment to us for the subscribed-for units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the warrants you purchased in the rights offering.

Exercisability.     Each warrant will be exercisable at any time and will expire five (5) years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Cashless Exercise.     If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may exercise the warrant only on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price.     Each warrant represents the right to purchase one share of common stock at an exercise price of $[__] per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the warrant.

Transferability.     Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Stockholder.     Except as set forth in the warrant, the holder of a warrant, solely in such holder's capacity as a holder of a warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Fundamental Transactions.     In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the warrants, the holders of the warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the warrants.

Redemption Rights.     We may redeem the warrants for $0.01 per warrant if our common stock closes above $____ per share for ten consecutive trading days, provided that we may not do so prior to the first anniversary of closing of the rights offering, and provided further that we may not do so if the redemption would cause the warrant holder to exceed its beneficial ownership limitation among other conditions.

Amendments and Waivers.     The provisions of each warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The warrants will be issued pursuant to a warrant agent agreement by and between us and Broadridge Corporate Issuer Solutions, Inc., the warrant agent.

Common Stock

Holders of common stock are entitled to receive ratably dividends out of funds legally available, if and when declared from time to time by our Board. We do not anticipate that we will pay cash dividends in the foreseeable future. The future payment of dividends, if any, on our common stock is within the discretion of the Board and will depend upon earnings, capital requirements, financial condition and other relevant factors. Holders of common stock are entitled to one vote for each share held on each matter to be voted on by stockholders. There is no cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the affairs of us, holders of common stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders, if any. The holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, if any. All of the outstanding shares of common stock are fully paid and non-assessable.

Anti-Takeover Devices

Certain provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the articles of incorporation and bylaws and Illinois law, as applicable, among other things:

•     provide the Board of Directors with the ability to alter any bylaw that was not adopted by the stockholders without stockholder approval;

•     Require at least 120 days advance notice of matters to be considered at an annual meeting of stockholders, and places limitations on the ability of stockholders to call special meetings; and

•     provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Blank Check Preferred.     Our Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 3,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws.     The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer.

Quotation

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol "CTIB"

PLAN OF DISTRIBUTION

We will distribute rights certificates and copies of this prospectus to those persons who were holders of our common stock on [●], 2018, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We are offering the rights and the shares of common stock underlying the rights directly to you. Those directors and officers of the Company who may assist in the rights offering will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act. Broadridge Corporate Issuer Solutions, Inc. is acting as our subscription agent to affect the exercise of the rights and the issuance of the underlying common stock. Therefore, while certain of our director, officers or employees may solicit responses from you, they will not receive any commissions or compensation for those services.

Delivery of Subscription Documents

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment to the address provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.

By Registered Certified or Express Mail	Overnight Courier

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103	BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 Arch Street, Suite 1300 Philadelphia, PA 19103

See "The Rights Offering—Method of Exercising Subscription Rights." If you have any questions regarding the Company or the rights offering, or you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please contact the subscription and information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at (855) 793-5068, or by email at Shareholder@Broadridge.com.

Delivery of Series A Convertible Preferred Stock and Warrants

As soon as practicable after the expiration of the rights offering, and within five business days thereof, we expect to close on subscriptions and for the subscription agent to arrange for the issuance of the shares of Series A Convertible Preferred Stock and warrants purchased pursuant to the rights offering. All shares and warrants that are purchased in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the rights offering.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Dealer-Manager

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC is the dealer-manager of this rights offering. In such capacity, such dealer-manager will provide marketing assistance and financial advice (including determining the subscription price and the structure of the rights offering) to us in connection with this offering and will solicit the exercise of basic subscription rights and participation in the over-subscription privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the basic subscription rights and does not make any recommendation with respect to such basic subscription rights (including with respect to the exercise or expiration of such basic subscription rights.

In connection with this rights offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to 7.0% of the gross proceeds received by us directly from exercises of the subscription rights. We advanced $35,000 to Maxim Group LLC for its anticipated out-of-pocket expenses related to the offering (the "Advance"). Any portion of the Advance not offset by actual expenses will be returned to us. We have agreed to reimburse the dealer manager for its expenses in this offering up to a maximum of $90,000 which include fees for its outside counsel and the Advance for such expenses.

Subject to completion of this offering, we have agreed to grant to the dealer-manager a warrant (the "Dealer-Manager Warrant") to purchase a number of shares of common stock equal to three percent (3%) of the total number of shares issuable upon conversion of the Series A Convertible Preferred Stock sold in this rights offering. The Dealer-Manager Warrant shall not be exercisable for six (6) months from the effective date of the registration statement and shall expire five (5) years after such effective date. The Dealer-Manager Warrant shall be exercisable at a price per share equal to 110% of conversion price of the Series A Convertible Preferred Stock. The Dealer-Manager Warrant shall not be redeemable. The Dealer-Manager Warrant shall not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six (6) months from the effective date of registration statement, except that it may be assigned, in whole or in part, to any officer or partner of the Dealer-Manager or as otherwise permitted by FINRA Rule 5110(g)(2) and shall contain unlimited piggy-back registration rights for five (5) years from the effective date.

Upon the closing of this Rights Offering, for a period of twelve (12) months from the effective date or commencement of solicitation effort, we will grant Maxim Group LLC a right of first refusal to act as lead left book runner and lead left manager and/or lead left placement agent, with at least 75% of the economics for a two handed deal and 50% for the economics for a three handed deal, for any and all public and private equity, convertible or debt offerings of the Company’s securities excluding any sale-leaseback transaction with respect to the Company’s real estate.

We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager's participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Maxim Group LLC is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and as of June 30, 2018 and 2017 and the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Plante Moran, PLLC, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Howard & Howard Attorneys PLLC Chicago, Illinois.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's filings with the SEC are also available to the public at the SEC's Internet web site at http://www.sec.gov and on the Company’s website at http://ctiindustries.com/investor-relations/sec-filings/.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to "incorporate by reference" the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.     The Company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018;

2.     The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018;

3.     The Company's Definitive Proxy Statement filed on April 30, 2018;

4.     The Company's Current Reports on Form 8-K filed on March 29, 2018, May 24, 2018, May 29, 2018, May 30, 2018 and May 14, 2018, June 8, 2018 and June 12, 2018; and

5.     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part, provided that all documents "furnished" by the Company to the SEC and not "filed" are not deemed incorporated by reference herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference unless such Form 8-K expressly provides to the contrary.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at CTI Industries Corporation, 22160 N. Pepper Rd., Lake Barrington, Illinois, 60010, phone (847) 382-1000. You may also find these documents in the "Investors" section of our website, www.CTIIndustries.com. The information on our website is not incorporated into this prospectus.

PROSPECTUS

Subscription Rights to Purchase Up to _______ Units
Consisting of an Aggregate of Up to _______ Shares of Series A Convertible Preferred Stock

and Warrants to Purchase Up to _______ Shares of Common Stock at a Subscription Price of

$1,000 Per Unit

Dealer-Manager

Maxim Group LLC

[●]       , 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution

The following are the estimated expenses of the distribution of the Shares registered hereunder on Form S-1 (the amounts set forth below are estimates:

Registration Fee—Securities and Exchange Commission	$1,245

FINRA filing fee	$3,500

Accountants Fees and Expenses	$50,000

Legal Fees and Expenses	$150,000

Miscellaneous	$9,010

Total	$216,245

ITEM 14.    Indemnification of Directors and Officers.

As permitted by the Illinois Business Corporation Act (“BCA”), CTI has included in its Restated Articles of Incorporation a provision to eliminate the personal liability for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to CTI or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect to certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 5/8.75 of the BCA or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of CTI and its stockholders (through stockholders’ derivative suits on behalf of CTI) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situation in (i) through (iv) above. This provision does not limit nor eliminate the rights of CTI or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of the director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Restated Articles of Incorporation and the Bylaws of CTI provide that CTI is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, CTI is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present CTI is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of CTI in which indemnification would be required or permitted.

ITEM 16.    Exhibit Index.

See Exhibit Index set forth on page II-4 to this Registration Statement.

ITEM 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii)  To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material changes to such information in the registration statement.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

(5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(7) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(8) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the issuer is relying on Rule 430B:

(a) Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the issuer is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Exhibit

No.	Document

1.1	Form of Dealer Manager Agreement*

3.1	Restated Articles of Incorporation (Incorporated by reference to Exhibit A to Registrant’s Schedule 14A Definitive Proxy Statement filed April 29, 2015).

3.2	Amended and Restated By-Laws of CTI Industries Corporation (Incorporated by reference to Exhibit 3.2, contained in Registrant’s Form 8-K filed on March 17, 2017).

3.3	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of CTI Industries Corporation filed with the Secretary of State of the State of Illinois on [●], 2018*

4.1	Form of CTI Industries Corporation’s common stock certificate (Incorporated by reference to Exhibit 4.1 contained in Registrant’s Report on Form 10-K dated March 31, 2017).

4.2	Form of Non-Transferable Subscription Rights Certificate*

4.3	Form of Warrant Agreement and Form of Warrant*

5.1	Opinion of Howard & Howard Attorneys PLLC*

8.1	Opinion of Howard & Howard Attorneys PLLC*

10.1

CTI Industries Corporation 2002 Stock Option Plan (Incorporated by reference to Appendix A contained in Registrant’s Schedule 14A Definitive Proxy Statement, as filed with the Commission on May 15, 2002).

10.2

CTI Industries Corporation 2009 Stock Incentive Plan (Incorporated by reference to Schedule A contained in Registrant’s Schedule 14A Definitive Proxy Statement, as filed with the Commission on April 30, 2009).

10.3	Credit Agreement between Harris N.A. and CTI Industries Corporation dated April 29, 2010 (Incorporated by reference to Exhibit 10.2 contained in Registrant’s Report on Form 10-Q dated May 14, 2010).

10.4	Mortgage and Security Agreement between Harris N.A. and the Company dated April 29, 2010 (Incorporated by reference to Exhibit 10.3 contained in Registrant’s Report on Form 10-Q dated May 14, 2010).

10.5	Security Agreement between Harris N.A. and the Company dated April 29, 2010 (Incorporated by reference to Exhibit 10.4 contained in Registrant’s Report on Form 10-Q dated May 14, 2010).

10.6	Pledge Agreement between Harris N.A. and the Company dated April 29, 2010 (Incorporated by reference to Exhibit 10.5 contained in Registrant’s Report on Form 10-Q dated May 14, 2010).

10.7

Trademark License Agreement between S.C. Johnson & Son, Inc. and the Company dated December 14, 2011 (Incorporated by reference to Exhibit 10.14 contained in Registrant’s Report on Form 10-K dated March 29, 2012).

10.8

Third Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated July 17, 2012 (Incorporated by reference to Exhibit 10.1 contained in Registrant’s Report on Form 10-Q dated August 14, 2012).

10.9

Replacement Revolving Note between BMO Harris Bank, N.A. and the Company dated July 17, 2012 (Incorporated by reference to Exhibit 10.2 contained in Registrant’s Report on Form 10-Q dated August 14, 2012).

10.10

Note and Warrant Purchase Agreement between BMO Private Equity, Inc. and the Company dated July 17, 2012 (Incorporated by reference to Exhibit 10.3 contained in Registrant’s Report on Form 10-Q dated August 14, 2012).

10.11

Warrant Agreement between BMO Private Equity (U.S.), Inc. and the Company dated July 17, 2012 (Incorporated by reference to Exhibit 10.4 contained in Registrant’s Report on Form 10-Q dated August 14, 2012).

10.12

Senior Secured Subordinated Promissory Note between BMO Private Equity (U.S.), Inc. and the Company dated July 17, 2012 (Incorporated by reference to Exhibit 10.5 contained in Registrant’s Report on Form 10-Q dated August 14, 2012).

10.13	Lease Agreement between Schultz Bros. Co. and the Company dated September 19, 2012 (Incorporated by reference to Exhibit 10.8 contained in Registrant’s Report on Form 10-Q dated November 14, 2012).

10.14

Fourth Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated April 12, 2013. (Incorporated by reference to Exhibit 10.1 contained in Registrant’s Report on Form 10-Q dated May 15, 2013).

10.15

First Amendment to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.), Inc. and the Company dated April 12, 2013. (Incorporated by reference to Exhibit 10.2 contained in Registrant’s Report on Form 10-Q dated May 15, 2013).

10.16

Consignment and Pay by Scan Agreement between Food Lion L.L.C. and CTI Supply, Inc. dated December 10, 2014. (Incorporated by reference to Exhibit 10.18 contained in Registrant’s Report on Form 10-K dated March 30, 2015).

10.17

Fifth Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated December 23, 2014. (Incorporated by reference to Exhibit 10.19 contained in Registrant’s Report on Form 10-K dated March 30, 2015).

10.18

Second Amendment to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.), Inc. and the Company dated December 23, 2014. (Incorporated by reference to Exhibit 10.20 contained in Registrant’s Report on Form 10-K dated March 30, 2015).

10.19

Sixth Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated October 13, 2015 (Incorporated by reference to Exhibit 10.1 contained in Registrant’s Report on Form 10-Q dated November 12, 2015).

10.20

Eighth Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated August 8, 2016 (Incorporated by reference to Exhibit 10.1 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.21

Replacement Revolving Note between BMO Harris Bank, N.A. and the Company dated August 8, 2016 (Incorporated by reference to Exhibit 10.2 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.22

Third Amendment to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.), Inc. and the Company dated August 8, 2016 (Incorporated by reference to Exhibit 10.3 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.23	Securities Purchase Agreement between [Purchaser] and the Company (Incorporated by reference to Exhibit 10.4 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.24	Stock Purchase Warrant to Purchase Common Stock of CTI Industries Corporation (Incorporated by reference to Exhibit 10.5 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.25	Registration Rights Agreement between [Purchaser] and the Company (Incorporated by reference to Exhibit 10.6 contained in Registrant’s Report on Form 10-Q dated August 22, 2016).

10.26

Promissory Note between CTI Industries and Stephen M. Merrick dated September 30, 2016 (Incorporated by reference to Exhibit 10.1 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.27	Promissory Note between CTI Industries and John H. Schwan dated September 30, 2016 (Incorporated by reference to Exhibit 10.2 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.28

Ninth Amendment to Credit Agreement between BMO Harris Bank, N.A. and the Company dated September 30, 2016 (Incorporated by reference to Exhibit 10.3 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.29

Fourth Amendment to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.), Inc. and the Company dated September 30, 2016 (Incorporated by reference to Exhibit 10.4 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.30

Subordination Agreement between CTI Industries, Stephen M. Merrick, John H. Schwan and BMO Harris Bank, N.A. effective September 30, 2016 (Incorporated by reference to Exhibit 10.5 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.31

Subordination Agreement between CTI Industries, Stephen M. Merrick, John H. Schwan and BMO Private Equity (U.S.), Inc. effective September 30, 2016 (Incorporated by reference to Exhibit 10.6 contained in Registrant’s Report on Form 10-Q dated November 14, 2016).

10.32

Amendment No. 10 to Credit Agreement between BMO Harris Bank, N.A., BMO Private Equity (U.S.) Inc. and the Company dated July 28, 2017 (Incorporated by reference to Exhibit 10.1, contained in Registrant’s Form 10-Q filed on August 14, 2017).

10.33	Consent and Acknowledgment among BMO Harris Bank, N.A. and the Company dated July 28, 2017 (Incorporated by reference to Exhibit 10.2, contained in Registrant’s Form 10-Q filed on August 14, 2017).

10.34

Amendment No. 5 to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.) Inc. and the Company dated July 28, 2017 (Incorporated by reference to Exhibit 10.3, contained in Registrant’s Form 10-Q filed on August 14, 2017).

10.35

Senior Secured Subordinated Warrant Conversion Note between BMO Private Equity (U.S.) Inc. and the Company dated August 17, 2017 (Incorporated by reference to Exhibit 10.1, contained in Registrant’s Form 10-Q filed on November 14, 2017).

10.36

Amendment No. 11 to Credit Agreement between BMO Harris Bank, N.A., BMO Private Equity (U.S.) Inc. and the Company dated October 17, 2017 (Incorporated by reference to Exhibit 10.2, contained in Registrant’s Form 10-Q filed on November 14, 2017).

10.37

Amendment No. 6 to Note and Warrant Purchase Agreement between BMO Private Equity (U.S.) Inc. and the Company dated October 17, 2017 (Incorporated by reference to Exhibit 10.3, contained in Registrant’s Form 10-Q filed on November 14, 2017).

10.38	Employment Agreement between Jeffrey S. Hyland and the Company dated December 1, 2017 (filed herewith).

10.39	Revolving Credit, Term Loan, and Security Agreement dated December 14, 2017 (Incorporated by reference to Exhibit 10.1, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.40	Revolving Credit Note dated December 14, 2017 (Incorporated by reference to Exhibit 10.2, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.41	Term Note dated December 14, 2017 (Incorporated by reference to Exhibit 10.3, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.42	Promissory Note dated December 14, 2017 (Incorporated by reference to Exhibit 10.4, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.43	Real Property Mortgage dated December 14, 2017 (Incorporated by reference to Exhibit 10.5, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.44	Subordination Agreement dated December 14, 2017 (Incorporated by reference to Exhibit 10.6, contained in Registrant’s Form 8-K filed on December 19, 2017).

10.45

Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement dated May 11, 2018 (Incorporated by reference to Exhibit 99.1, contained in Registrant’s Form 8-K filed on June 12, 2018).

14	Code of Ethics (Incorporated by reference to Exhibit contained in the Registrant’s Form 10-K/A Amendment No. 2, as filed with the Commission on October 13, 2004).

21	Subsidiaries (description incorporated in Form 10-K under Item No. 1).

23.1	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC.

23.2	Consent of Howard & Howard Attorneys PLLC (Filed as part of Exhibit 5.1 to this Registration Statement on Form S-1)

24	Power of Attorney (included on signature page hereto)

99.1	Form of Instructions as to Use of Subscription Rights Certificates*

99.2	Form of Letter to Shareholders Who Are Record Holders*

99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees*

99.4	Form of Broker Letter to Clients Who Are Beneficial Holders*

99.5	Form of Beneficial Owner Election Form*

99.6	Form of Nominee Holder Certification*

99.7	Form of Notice of Important Tax Information*

*To be filed by amendment to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in [____________], Illinois on the xxth day of September 2018.

CTI INDUSTRIES CORPORATION

By:	/s/ Stephen M. Merrick Stephen M. Merrick Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen M. Merrick and Frank J. Cesario and each of them (with full power to each of them to act alone) as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Stephen M. Merrick Stephen M. Merrick	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2018

/s/ Jeffrey S. Hyland Jeffrey S. Hyland	President and Director	September 18, 2018

/s/ Frank J. Cesario Frank J. Cesario	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2018

/s/ John H. Schwan John H. Schwan	Chairman of the Board	September 18, 2018

/s/ Stanley M. Brown Stanley M. Brown	Director	September 18, 2018

/s/ Bret Tayne Bret Tayne	Director	September 18, 2018

/s/ John I. Collins John I. Collins	Director	September 18, 2018

/s/ John Klimek John Klimek	Director	September 18, 2018